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                            ASSET PURCHASE AGREEMENT

                           DATED AS OF APRIL 27, 2005

                                 BY AND BETWEEN

                             CONTINUEDLEARNING, LLC

                                       AND

                           CREATIVE SOCIO-MEDICS CORP.

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                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE 1 DEFINITIONS........................................................1
         SECTION 1.1.    Certain Definitions.................................1
                         -------------------
         SECTION 1.2.    Index of Other Defined Terms........................5
                         ----------------------------

ARTICLE 2  TRANSFER OF ASSETS................................................6
         SECTION 2.1.    Transfer of Assets by Seller........................6
                         ----------------------------
         SECTION 2.2.    Excluded Assets.....................................7
                         ---------------
         SECTION 2.3.    Assumption of Liabilities...........................8
                         -------------------------
         SECTION 2.4.    Excluded Liabilities................................8
                         --------------------
         SECTION 2.5.    Assignment of Contracts and Rights..................9
                         ----------------------------------
         SECTION 2.6.    Closing............................................10
                         -------
         SECTION 2.7.    Purchase Price Allocation..........................11
                         -------------------------

ARTICLE 3 REPRESENTATIONS AND WARRANTIES  OF SELLER.........................12
         SECTION 3.1.    Organization and Qualification.....................12
                         ------------------------------
         SECTION 3.2.    Authority Relative to this Agreement...............12
                         ------------------------------------
         SECTION 3.3.    Subsidiaries.......................................13
                         ------------
         SECTION 3.4.    Financial Statements...............................13
                         --------------------
         SECTION 3.5.    Consents and Approvals;  No Violations.............13
                         --------------------------------------
         SECTION 3.6.    Litigation.........................................14
                         ----------
         SECTION 3.7.    Compliance with Applicable Law.....................14
                         ------------------------------
         SECTION 3.8.    Labor Matters......................................14
                         -------------
         SECTION 3.9.    Intellectual Property and Information Technology...15
                         ------------------------------------------------
         SECTION 3.10.  Brokers.............................................15
                        -------
         SECTION 3.11.  Material Contracts..................................15
                        ------------------
         SECTION 3.12.  Title to Assets and Continued Operation.............17
                        ---------------------------------------
         SECTION 3.13.  Insurance...........................................17
                        ---------
         SECTION 3.14.  Equipment...........................................17
                        ---------
         SECTION 3.15.  Absence of Changes..................................17
                        ------------------
         SECTION 3.16.  Product Warranties, Defects and Liabilities.........18
                        -------------------------------------------
         SECTION 3.17.  Affiliate Transactions..............................19
                        ----------------------
         SECTION 3.18.  Customers and Suppliers.............................19
                        -----------------------
         SECTION 3.19.  Illegal Payments....................................19
                        ----------------
         SECTION 3.20.  Books and Records...................................19
                        -----------------
         SECTION 3.21   Real Property.......................................20
                        -------------
         SECTION 3.22   Environmental Compliance............................20
                        ------------------------
         SECTION 3.23.  Taxes...............................................21
                        -----
         SECTION 3.24   Investment Representations..........................21
                        --------------------------
         SECTION 3.25.  Disclosure..........................................23
                        ----------

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER...........................23
         SECTION 4.1.    Organization.......................................23
                         ------------
         SECTION 4.2.    Authority Relative to this Agreement...............24
                         ------------------------------------

         SECTION 4.3.    Consents and Approvals:  No Violations.............24
                         --------------------------------------
         SECTION 4.4.    Litigation.........................................24
                         ----------
         SECTION 4.5.    Brokers............................................24
                         -------
         SECTION 4.6.    Disclosure.........................................25
                         ----------

ARTICLE 5 COVENANTS.........................................................25
         SECTION 5.1.    Additional Agreements; Reasonable Best Efforts.....25
                         ----------------------------------------------
         SECTION 5.2.    Public Announcements...............................25
                         --------------------
         SECTION 5.3.    Employee Benefits..................................25
                         -----------------
         SECTION 5.4.    Expenses...........................................26
                         --------
         SECTION 5.5.    Certain Other Covenants............................27
                         -----------------------
         SECTION 5.6.    Investment in Business.............................27
                         ----------------------
         SECTION 5.7     Additional Payments................................27
                         -------------------

ARTICLE 6  TAX MATTERS......................................................28
         SECTION 6.1.    Taxes..............................................28
                         -----
         SECTION 6.2.    Cooperation........................................28
                         -----------
         SECTION 6.3.    Allocation of Taxes................................28
                         -------------------

ARTICLE 7 SURVIVAL OF REPS & WARRANTIES; INDEMNIFICATION....................29
         SECTION 7.1.    Survival of Representations and Warranties.........29
                         ------------------------------------------
         SECTION 7.2.    Survival of Covenants and Agreements...............29
                         ------------------------------------
         SECTION 7.3.    Indemnification by Seller..........................29
                         -------------------------
         SECTION 7.4.    Indemnification by Buyer...........................30
                         ------------------------
         SECTION 7.5.    Procedure, Notice of Claims........................30
                         ---------------------------
         SECTION 7.6.    Procedure - Third Party Claims.....................31
                         -------------------------------
         SECTION 7.7.    Remedies...........................................32
                         --------
         SECTION 7.8.    Certain Limitations................................32
                         -------------------

ARTICLE 8  MISCELLANEOUS....................................................33
         SECTION 8.1.    Entire Agreement; Assignment; Amendments and
                         --------------------------------------------
                         Waivers............................................33
                         -------
         SECTION 8.2.    Validity...........................................34
                         --------
         SECTION 8.3.    Notices............................................34
                         -------
         SECTION 8.4.    Governing Law, Forum Selection, Jurisdiction.......35
                         --------------------------------------------
         SECTION 8.5.    WAIVER OF JURY TRIAL...............................35
                         --------------------
         SECTION 8.6.    Descriptive Headings...............................35
                         --------------------
         SECTION 8.7.    Parties in Interest................................36
                         -------------------
         SECTION 8.8.    Personal Liability.................................36
                         ------------------
         SECTION 8.9.    Specific Performance...............................36
                         --------------------
         SECTION 8.10.  Disclosure Generally................................36
                        --------------------
         SECTION 8.11.  Counterparts........................................36
                        ------------

                                TABLE OF CONTENTS

                                       TO

                           SELLER DISCLOSURE SCHEDULE


Schedule 2.1(a)   Equipment
Schedule 2.1(b)   Assumed Contracts
Schedule 2.7      Price Allocation
Schedule 3.1      Jurisdictions of Good Standing Schedule
3.4(a)            Financial Statements
Schedule 3.9(a)   Intellectual Property
Schedule 3.9(c)   Information Technology
Schedule 3.11     Material Contracts
Schedule 3.16(i)  Standard Terms of Product Warranties
Schedule 3.18(a)  Customers and Suppliers
Schedule 3.18(b)  Exclusive Agreements
Schedule 3.21     Leased Real Property
Schedule 3.23     Taxes
Schedule 5.3      Transferred Employees
Schedule 5.8      Liabilities to be Paid After Closing

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT, dated as of April 27, 2005 (this "Agreement"), by and between CONTINUEDLEARNING LLC, a Florida limited liability company ("Seller"), and CREATIVE SOCIO-MEDICS CORP., a Delaware corporation ("Buyer").

                                    RECITALS

         WHEREAS, Seller is engaged in the business of producing, selling and implementing Internet-based products and solutions that fulfill the unique training requirements of behavioral healthcare companies, behavioral healthcare professionals, and provider organizations (the "Business");

         WHEREAS, Buyer is a wholly-owned subsidiary of NETSMART TECHNOLOGIES, INC. ("Parent");

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, substantially all of the assets of the Seller related to the Business (other than the Excluded Assets, as defined below), which constitutes all of the assets used in the operation of the Business;

         WHEREAS, Seller desires to sell such assets in consideration of Buyer's obligations hereunder, including Buyer's agreement to assume certain of the liabilities of Seller relating to the Business (other than the Excluded Liabilities, as defined below), all on the terms set forth herein.

                                    AGREEMENT

         NOW THEREFORE in consideration of the premises and the representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby, Seller and Buyer hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.1. Certain Definitions.

         The following terms, as used herein, have the following meanings:

         "Affiliate" means, in respect of any Person, a Person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned Person.

         "Applicable Law" means, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, policy, guidance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority applicable to such Person or any of its Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person or any of its Affiliates).

         "Balance Sheet" means the balance sheet of Seller dated December 31, 2004.

         "Balance Sheet Date" means December 31, 2004.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Confidential Information" means information not generally available to the public, including, without limitation, all computer software and database information, personnel information, financial information, customer lists, supplier lists, trade secrets, patented proprietary information, forms, information regarding operations, systems, services, know how, computer and any other processed or collated data, computer programs, pricing, marketing and advertising data, methods, forms, systems, services, designs, marketing ideas, products or processes (whether or not capable of being trademarked, copyrighted or patented).

         "Contracts" means all contracts, agreements, options, leases, licenses, sales and accepted purchase orders, commitments and other instruments of any kind, whether written or oral, which relate to the Business and to which Seller is a party or is otherwise bound by on the Closing Date, including the Material Contracts.

         "Damages" means all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement, including reasonable costs, fees and expenses of attorneys, accountants, consultants and other agents or independent contractors incurred in investigating, preparing for and defending any thereof.

         "Environmental Law" means any applicable federal, state, local and foreign law, statute, ordinance, regulation, rule, judicial or administrative order or decree, permit, license, approval, authorization or similar requirement of each and every federal, and pertinent state, local and foreign governmental agency or other Governmental Authority, pertaining to the protection of human health and safety or the environment including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (CERCLA), 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act (RCRA), 42 U.S.C. 6901 et seq., the Toxic Substances Control Act (TSCA), 15 U.S.C. 2601 et seq., the Water Pollution Control Act (FWPCA), 33 U.S.C. 1251 et seq., and the Occupational Safety and Health Act (OSHA), 42 U.S.C. 655.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" means Kramer, Coleman, Wactlar & Lieberman, P.C.

         "Escrow Agreement" means the Escrow Agreement, dated as of the date hereof, by and among Seller, Buyer and the Escrow Agent pursuant to which the Buyer has recourse for its indemnification claims against Seller.

         "GAAP" means generally accepted accounting principles in the United States as in effect from time to time and applied consistently throughout the periods involved.

         "Governmental Authority" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

         "Hazardous Discharge" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of any Hazardous Substance which violates an Environmental Law.

         "Hazardous Substance" means any material defined as a "hazardous substance" under Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, as amended, and any petroleum products.

         "Indebtedness" of any Person means all obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments or (c) in the nature of guarantees of the obligations described in clauses (a) and (b) above of any other Person.

         "Information Technology" means all computer hardware, software, networks, microprocessors, firmware and other information technology and communications equipment used in the operation of the information technology systems of the Business.

         "Intellectual Property" means any patent, patent application (or renewal) and docketed invention, trademark, trade name, trademark or trade name registration or application (or renewal), copyright or copyright registration or application (or renewal) for copyright registration, servicemark, brand mark or brand name or any pending application (or renewal) related thereto, or any trade secret, proprietary know-how, programs or processes or any similar rights, and each license or licensing agreement for any of the foregoing.

         "Knowledge of Seller" means the actual knowledge of A. Sheree Graves and shall be deemed to include a representation that such individual has made all usual and reasonable inquiries and all inquiries that would be reasonable in light of such individuals' knowledge.

         "Liability" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise.

         "Lease" means the lease between Seller and Palais Royale dated April 1, 2005.

         "Lien" means, with respect to any asset, any mortgage, title defect or objection, lien, pledge, charge, security interest, hypothecation, restriction, encumbrance or charge of any kind in respect of such asset.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including, without limitation, with respect to quantity, quality and frequency).

         "Permitted Liens" means (i) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due, or for Taxes the validity of which are being contested in good faith by appropriate proceedings and for which adequate reserves are maintained on the Financial Statements; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by Applicable Law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith and for which adequate reserves are maintained on the Financial Statements; (iii) Liens relating to deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements; and (iv) Liens securing executory obligations under any lease that constitutes an "operating lease" under GAAP.

         "Person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity.

         "Pre-Closing Environmental Liabilities" shall mean any losses in respect of any Liabilities for violation of an Environmental Law to the extent
(i) arising out of any breach of any representation or warranty of Seller set forth in Section 3.23 hereof or (ii) resulting from the operation of the Business prior to the Closing Date.

         "Related Agreements" means the Escrow Agreement, Non-Competition Agreements, Guaranty, Bill of Sale and Assumption Agreement and the Registration Rights Agreement.

         "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration on or into the indoor or outdoor environment or in, on, under, into or out of any property, including any property currently or at any time previously owned, leased or operated by the Seller.

         "Remedial Action" means those response actions, including any investigation, testing or monitoring activities required by Environmental Law or by any Governmental Authority to clean up, remove, contain, treat, investigate or abate any Hazardous Substance on or in connection with any property (including, without limitation, actions to address Releases of Hazardous Substances to the environment as of the Closing Date, such as, for example, measures to address vapor intrusion from sub-surface contamination into indoor air).

         "Seller Disclosure Schedule" means the disclosure schedule with respect to this Agreement concurrently delivered by Seller to Buyer.

         "Subsidiary" means, with respect to any Person, (i) any corporation as to which more than 10% of the outstanding stock having ordinary voting rights or power (and excluding stock having voting rights only upon the occurrence of a contingency unless and until such contingency occurs and such rights may be exercised) is owned or controlled, directly or indirectly, by such Person and/or by one or more of such Person's Subsidiaries and (ii) any partnership, joint venture or other similar relationship between such Person (or any Subsidiary thereof) and any other Person (whether pursuant to a written agreement or otherwise).

         "Tax" means all taxes imposed of any nature including federal, state, local or foreign net income tax, alternative or add-on minimum tax, profits or excess profits tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax, FICA or FUTA), real or personal property tax or ad valorem tax, sales or use tax, excise tax, stamp tax or duty, any withholding or back up withholding tax, value added tax, severance tax, prohibited transaction tax, premiums tax, environmental tax, intangibles tax or occupation tax, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority (domestic or foreign) responsible for the imposition of any such tax.

         "Tax Return" means all returns, reports, forms or other information required to be filed with respect to any Tax.

         SECTION 1.2. Index of Other Defined Terms. In addition to those terms defined above, the following terms shall have the respective meanings given thereto in the sections indicated below:

Defined Term                                          Section
------------                                          -------
"Agreement"                                           Preamble
"Assumed Contracts"                                   2.1(b)
"Assumed Liabilities"                                 2.3
"Assumed Warranties"                                  2.3(b)
"Business"                                            Recitals
"Buyer"                                               Preamble
"Buyer Indemnified Parties"                           7.3
"Buyer Material Adverse Effect"                       4.1
"Claim Notice"                                        7.5
"Closing"                                             2.6(a)
"Closing Date"                                        2.6(a)
"COBRA"                                               5.3(d)
"Dispute Notice"                                      7.5(b)
"Dispute Settlement"                                  7.5(b)
"Equipment"                                           2.1(a)
"Excluded Assets"                                     2.2
"Excluded Liabilities"                                2.4
"Financial Statements"                                3.4(a)
"Guaranty"                                            2.6(c)(iv)
"Indemnified Party"                                   7.5
"Indemnifying Party"                                  7.5
"Leased Real Property"                                3.23
"Loss" or "Losses"                                    7.3
"Material Contracts"                                  3.11(a)
"Negotiation Period"                                  7.6(a)
"Non-Competition Agreements"                          2.6(c)(iii)

"Parent"                                              Recitals
"Post-Closing Tax Period"                             6.3
"Pre-Closing Tax Period"                              6.3
"Price Allocation"                                    2.7(a)
"Purchase Price"                                      2.6(b)
"Real Property"                                       3.23
"Registration Rights Agreement"                       2.6(c)(v)
"Receivables"                                         2.2(b)
"Securities Act"                                      2.7(c)
"Seller"                                              Preamble
"Seller Indemnified Party"                            7.4
"Seller Material Adverse Effect"                      3.1
"Shares"                                              2.6(b)(ii)
"Transferred Assets"                                  2.1
"Transferred Employees"                               5.3(a)



                                    ARTICLE 2
                               TRANSFER OF ASSETS

         SECTION 2.1. Transfer of Assets by Seller.

         Upon the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and agreements herein set forth, Buyer agrees to purchase from Seller and Seller agrees to sell or cause to be sold to Buyer at the Closing, free and clear of all Liens, other than Permitted Liens, all the assets, properties, rights, licenses, permits, contracts, causes of action, claims and operations relating to or used in connection with the Business (except for the Excluded Assets), wherever located, whether tangible or intangible, real, personal or mixed, that are owned by, leased by or in the possession or control of Seller or any Affiliate of Seller (the collective assets, properties, rights, licenses, permits, contracts, causes of action, claims, operations and businesses to be transferred to Buyer by Seller pursuant hereto are referred to collectively herein as the "Transferred Assets"). Without limiting the generality of the foregoing, the Transferred Assets shall include all of Seller's right, title and interest in and to the following:

         (a) all machinery, equipment, furniture, office equipment, computer equipment (including all hardware, software and software codes and other Information Technology), communications equipment, vehicles, spare and replacement parts and other tangible property (and interests in any of the foregoing) of Seller as described in Section 2.1(a) of the Seller Disclosure Schedule (collectively, the "Equipment"), together with all warranties and licenses issued to Seller in connection with the Equipment, and any claims, credits and rights of recovery with respect to the Equipment;

         (b) all of the Contracts to which Seller is a party (and Seller's rights thereunder) that are (i) described in Section 2.1(b) of the Seller Disclosure Schedule, (ii) not in default and as to which no claim of default exists on the Closing Date, and (iii) enforceable by Buyer without the consent of a third party (or for which a consent is obtained on or prior to the Closing
Date) (collectively, the "Assumed Contracts");

         (c) all prepaid charges and expenses of Seller, including any such charges and expenses with respect to leases and rentals;

         (d) all rights of Seller to insurance proceeds with respect to claims for Damages to the Transferred Assets, unless such proceeds reimburse Seller for the previously completed repair or restoration of such Transferred Assets;

         (e) all of Seller's rights, claims, credits, causes of action or rights of set-off against third parties relating to, or arising in connection with, the Business or the Transferred Assets (other than those relating exclusively to Excluded Liabilities), whether liquidated or unliquidated, fixed or contingent, including claims pursuant to all warranties, representations and guarantees made by suppliers, manufacturers, contractors and other third parties in connection with products or services purchased by or furnished to Seller;

         (f) except as set forth in Section 2.2(e), all records, files and papers of the Seller related to the Business (which the Seller acknowledges constitutes all records, files and papers related to the business), whether in hard copy or computer format, including invoices, sales and promotional literature, manuals and data, sales and purchase correspondence, and documentation developed or used for accounting, marketing, engineering, manufacturing or any other purpose related primarily to the conduct of the Business at any time prior to the Closing, including all creative materials, advertising and promotional materials and all other printed or written materials;

         (g) all lists and records pertaining to present, former and prospective customers, and suppliers of the Business;

         (h) all intangible assets of an intellectual property nature; all copyrights and registrations thereof; all patents, inventions, shop rights, know-how, trade secrets and Confidential Information; and all applications for any of the foregoing; together with all rights to use all of the foregoing forever and all other rights in, to, and under the foregoing in all countries; all discoveries, improvements, processes, formulae (secret or otherwise), data, confidential information, engineering, technical and shop drawings, specifications and ideas, whether patentable or not, all licenses and other similar agreements, and all drawings, records, books or other indicia, however evidenced, of the foregoing; and

         (i) all goodwill associated with the Business or the Transferred
Assets.

         SECTION 2.2. Excluded Assets.

         Notwithstanding anything herein to the contrary, Seller will retain and not transfer, convey, assign or deliver to Buyer, and neither Buyer nor any of Buyer's Affiliates will acquire any right, title or interest in or to any of the following assets (collectively, the "Excluded Assets"):

         (a) all cash and cash equivalents;

         (b) all accounts receivable, together with any unpaid interest or fees accrued thereon or other amounts due with respect thereto, of Seller existing on the Closing Date and any security or collateral therefor, including recoverable advances and deposits (collectively, the "Receivables");

          (c) all rights to causes of action, lawsuits, claims and demands of any nature available to or being pursued by Seller with respect to the Excluded Assets or the Excluded Liabilities;

         (d) Seller's rights under this Agreement; and

         (e) Seller's organizational records, minute book and accounting and tax records relating to periods prior to the Closing.

         SECTION 2.3. Assumption of Liabilities.

         Upon the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and agreements herein set forth, Buyer agrees, effective at the time of Closing, to assume, perform and discharge all of the following Liabilities with respect to the Business and the Transferred Assets (collectively, the "Assumed Liabilities"):

         (a) all executory obligations of Seller under, or arising out of, the Assumed Contracts, including obligations arising after the Closing Date under the Lease;

          (b) all obligations of Seller with respect to product warranties and service contracts related to the Assumed Contracts arising after the Closing Date (collectively, the "Assumed Warranties"); and

          (c) all Liabilities of the Business or relating to the Transferred Assets (other than Excluded Liabilities) to the extent resulting from events or conditions occurring, or arising on or after, the Closing Date.

         SECTION 2.4. Excluded Liabilities.

         Except for the Assumed Liabilities, Buyer does not assume, agree to perform or discharge, indemnify Seller against, or otherwise have any responsibility for any Liabilities of Seller, whether fixed or contingent, and whether arising prior to, on or after the Closing Date (the "Excluded Liabilities"), including, without limitation, any of the following Liabilities:

         (a) any Indebtedness other than to the extent arising following the Closing Date under Assumed Contracts that constitute Transferred Assets;

         (b) any Liability for Taxes relating to the Business or the Transferred Assets attributable to any period prior to the Closing Date including any Liability of the Seller for such periods for the unpaid taxes of any Person as a transferee or successor, by contract or otherwise;

         (c) any Liability of the Seller to indemnify any Person by reason of the fact that such Person was a director, officer, employee or agent of the Seller;

         (d) any Liability of the Seller to any stockholder or Affiliate of the Seller or such stockholder other than pursuant to any Assumed Contract;

         (e) any Liability pertaining to Seller or its business and arising out of or resulting from non-compliance prior to the Closing with any Applicable Law;

         (f) any Liability of Seller for making payments or providing payments or benefits of any kind to any current or former employees, including, without limitation, (A) any Liability to provide any such employees COBRA coverage, (B) any Liability in respect of medical and other benefits for existing and future retirees and (C) any Liability in respect of work related employee injuries or workmen's compensation claims;

         (g) any Liability of Seller with respect to any severance obligations owed to employees of Seller resulting from any termination initiated by Seller on or before the Closing Date or in connection with the consummation of the transactions contemplated hereby;

         (h) expenses incurred by the Seller in connection with the transactions contemplated herein, including, without limitation, fees and expenses of Seller's counsel and accountants;

         (i) any obligation or liability of the Seller to the Buyer created by this Agreement;

         (j) any Pre-Closing Environmental Liability;

         (k) any Liability, whether presently existing or hereafter arising, which is attributable solely to an Excluded Asset;

         (l) any Liability arising from Seller's failure to comply with the bulk transfer laws of any applicable jurisdiction with respect to the consummation of the transactions contemplated hereby;

         (m) any Liability for uncleared checks of Seller or the bank accounts of Seller;

         (n) any Liability relating to any litigation of Seller; and

         (o) any Liability payable to Conundrum Communications, Inc., affiliates of Conundrum Communications, Inc., Chuck Klein, Ben Johnson or Mike Morris.

         To the extent, if any, that any Liability might be partly an Assumed Liability and partly an Excluded Liability, the apportionment of such Liability shall be determined pursuant to applicable accounting principles. Nothing set forth in the foregoing sentence shall be deemed to affect, amend, modify, supplement or otherwise change the definitions of Assumed Liabilities and Excluded Liabilities.

         SECTION 2.5. Assignment of Contracts and Rights.

         With respect to any Contract as to which the terms thereof require the consent of a third party for the assignment of such Contract to Buyer and such consent has not been obtained on or before the Closing Date:

         (a) promptly after the date hereof, to the extent requested by Buyer, Seller will use its best efforts to obtain the written consent of the other parties to any such Contract for the assignment of such Contract to Buyer; and

         (b) Seller and Buyer shall cooperate in an arrangement reasonably satisfactory to Buyer and Seller under which Buyer will obtain, to the extent practicable, the claims, rights and benefits and assume the corresponding obligations thereunder in accordance with this Agreement, including subcontracting, sub-licensing or sub-leasing to Buyer, or under which Seller would enforce for the benefit of Buyer, with Buyer assuming Seller's obligations, any and all claims, rights and benefits of Seller against a third party thereto. Seller will promptly pay to Buyer all monies received by Seller under any such Contract or any claim, right or benefit arising thereunder until the transfer thereof to Buyer pursuant to this Section 2.5. Upon the receipt of the written consent pursuant to Section 2.5(a), such contract will become an "Assumed Contract" hereunder.

         SECTION 2.6. Closing.

         (a) The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Kramer, Coleman, Wactlar & Lieberman, 100 Jericho Quadrangle, Jericho, New York, on the date of this Agreement (the "Closing Date").

         (b) In consideration of the sale, transfer, conveyance, and assignment of the Transferred Assets by Seller to Buyer at the Closing, and in reliance upon the representations and warranties of Seller made herein, Buyer agrees to assume the Assumed Liabilities in accordance with Section 2.3 and to take the following actions:


                  (i) Make a cash payment to Seller at Closing in the amount of $200,000 and deposit $40,000 with the Escrow Agent pursuant to the Escrow Agreement; and


                  (ii) Cause Parent to issue within 30 days after Closing 20,000 shares of its common stock (the "Shares") to Seller. The issuance of the Shares shall not be registered under any state or federal securities laws.


                  The payments and deliveries contained in Sections 2.6(b) are collectively referred to as the "Purchase Price".

         (c) At the Closing, and simultaneously with the execution and delivery of this Agreement, the Seller shall deliver, or cause to be delivered, to the Buyer the following:


                  (i) A copy of resolutions duly adopted by Seller and the members of Seller, authorizing the execution, delivery and performance of this Agreement and the Related Agreements to which Seller is a party, and a certificate of the secretary of Seller, dated the Closing Date, to the effect that such resolutions were duly adopted and are in full force and effect as of the Closing Date;

                  (ii) The Escrow Agreement duly executed by Seller;

                  (iii) Non-competition Agreements (the "Non-Competition Agreements") in form and substance satisfactory to Buyer duly executed by each of Seller and A. Sheree Graves;

                  (iv) A guaranty (the "Guaranty") in form and substance satisfactory to Buyer duly executed by A. Sheree Graves whereby she guarantees the representations and warranties, liabilities and obligations of Seller under this Agreement and the Related Agreements to which Seller is a party;

                  (v) A registration rights agreement (the "Registration Rights Agreement") related to the Shares;

                  (vi) A duly executed Bill of Sale and Assumption Agreement in form and substance satisfactory to Buyer, and any other instruments of transfer necessary to transfer ownership to Buyer of the Transferred Assets; and

                  (vii) Instruments that shall be effective to transfer to Buyer all of Seller's right, title and interest in and to the Intellectual Property of Seller included in the Transferred Assets in form suitable for filing with the necessary Governmental Authorities.


         (c) At the Closing, and simultaneously with the execution and delivery of this Agreement, the Buyer shall deliver, or cause to be delivered, to the Seller the following:


                  (i) A copy of resolutions duly adopted by Buyer, authorizing the execution, delivery and performance of this Agreement and the Related Agreements to which Buyer is a party, and a certificate of the secretary of Buyer, dated the Closing Date, to the effect that such resolutions were duly adopted and are in full force and effect as of the Closing Date;

                  (ii) A copy of resolutions duly adopted by Parent authorizing the issuance of the Shares to Seller and the execution, delivery and performance of this Agreement and the Related Agreements, and a certificate of the secretary of Parent, dated the Closing Date, to the effect that such resolutions were duly adopted and are in full force and effect as of the Closing Date;

                  (iii) A duly executed copy of the Escrow Agreement;

                  (iv) A duly executed copy of the Non-Competition Agreements;

                  (v) A duly executed copy of the Registration Rights Agreement; and

                  (vi) A duly executed copy of the Bill of Sale and Assumption Agreement.

         SECTION 2.7. Purchase Price Allocation.

         (a) For all Tax purposes, the Purchase Price, increased by the portion of the Assumed Liabilities that is treated as consideration for the Transferred

Assets for federal income tax purposes, shall be allocated to the Transferred Assets in accordance with Section 1060 of the Code and the Treasury regulations promulgated thereunder ("Price Allocation"). The Price Allocation shall be as set forth on Schedule 2.7 hereto, and each party hereto shall adopt and utilize the Price Allocation for purposes of all Tax Returns filed by them and shall not voluntarily take any position inconsistent with the foregoing in connection with any examination of any Tax Return, any refund claim, any litigation proceeding or otherwise, except that Buyer's cost for the Transferred Assets may differ from the amount so allocated to the extent necessary to reflect Buyer's capitalized acquisition costs other than the amount realized by Seller. In the event that the Price Allocation is disputed by any taxing authority, the party receiving notice of the dispute shall promptly notify the other parties hereto of such dispute and the parties hereto shall cooperate in good faith in responding to such dispute in order to preserve the effectiveness of the Price Allocation.

         (b) Each party agrees to timely file an IRS Form 8594 reflecting the Price Allocation for the taxable year that includes the Closing Date and to make any timely filings required by applicable state or local laws.

         (c) Any indemnification payment treated as an adjustment to the Purchase Price of the Transferred Assets shall be treated as an adjustment to the Purchase Price paid for the Transferred Assets for tax purposes. Such adjustment shall be reflected as an adjustment to the price allocated to a specific asset, if any, giving rise to the adjustment. If any such adjustment does not relate to a specific asset, such adjustment shall be allocated among the Transferred Assets in accordance with the Price Allocation method provided in Section 2.7(a) above.

                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer:

         SECTION 3.1. Organization and Qualification.

         Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida and has all corporate power and authority to own, lease and operate the Transferred Assets and to carry on the Business as now being conducted. Seller is duly qualified or licensed and in good standing in each jurisdiction listed in Section 3.1 of the Disclosure Schedule, which is each jurisdiction where the nature of the activities conducted by Business or the character of the property or assets owned, leased or operated by the Business makes such qualification or licensing necessary, except in jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had and would not have a Seller Material Adverse Effect. The term "Seller Material Adverse Effect" means any circumstance, change or effect that, individually or when taken together with all other such circumstances, changes or effects, is materially adverse to the Business or the Transferred Assets taken as a whole.

         SECTION 3.2. Authority Relative to this Agreement.

         The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby are within Seller's corporate powers and have been duly authorized by all requisite action on the part of Seller and its members. This Agreement and each Related Document to which Seller is a party has been duly and validly executed and delivered by Seller and each constitutes a legal, valid and binding agreement of Seller enforceable against Seller in accordance with its respective terms.

         SECTION 3.3. Subsidiaries.

         Seller has no Subsidiaries. The Seller owns no interest, directly or indirectly, and has no commitment to purchase any interest, direct or indirect, in any other corporation, partnership or enterprise.

         SECTION 3.4. Financial Statements.

         (a) Copies of (i) the Balance Sheet and (ii) the unaudited income statements for the Seller for the year ended December 31, 2004 have been provided to Buyer and are set forth in Section 3.4(a) of the Seller Disclosure Schedule (together with the Balance Sheet, the "Financial Statements").

         (b) The Financial Statements, including any notes thereto, are complete, true and correct in all material respects, have been prepared consistent with past practice and present fairly the financial position and results of operations of the Seller as of the date thereof and for the periods then ended.

         (c) Other than to the extent disclosed or reserved for in the Balance Sheet, or otherwise disclosed in the Schedules to this Agreement, the Seller has no Liabilities, commitments or obligations of any nature whatsoever (whether accrued, absolute, contingent, known, unknown, asserted, unasserted or otherwise, and whether due or to become due) except Liabilities, commitments and obligations incurred in the ordinary course of the business since the Balance Sheet Date which do not exceed in the aggregate $ 5,000.

          (d) The books of account and other financial records of Seller are complete and accurate in all material respects and have been properly maintained in all material respects in accordance with Applicable Law.

         SECTION 3.5. Consents and Approvals; No Violations.

         (a) No filing with or notice to and no permit, authorization, consent or approval of any Governmental Authority is necessary for the execution and delivery by Seller of this Agreement or any Related Agreement or the consummation by Seller of the transactions contemplated hereby or thereby.

         (b) Neither the execution, delivery and performance of this Agreement or any Related Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby or thereby will (i) conflict with or result in any breach of any provision of the Certificate of Formation or Operating Agreement of Seller, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any Contract relating to the Business or the Transferred Assets to which Seller is a party or by which Seller or any of the Transferred Assets may be bound or (iii) violate any Applicable Law binding on or applicable to Seller or any of the Transferred Assets except, in the case of (ii) or (iii), for violations, breaches or defaults which would not have a Seller Material Adverse Effect or an adverse effect on the ability of Seller to enter into and perform its obligations under this Agreement or any of the Related Agreements.

         SECTION 3.6. Litigation.

         There is no suit, claim, action, proceeding or investigation pending or, to the Knowledge of Seller, threatened by or against Seller with respect to the Business or against any the Transferred Assets before any Governmental Authority, in each case, (i) that individually or in the aggregate, could (A) have a Seller Material Adverse Effect, (B) prevent, hinder or delay the execution and performance of this Agreement or any Related Agreement or the consummation of the transactions contemplated hereby or thereby or (C) result in this Agreement or any Related Agreement being declared unlawful or cause the rescission of any of the transactions contemplated hereby or thereby or (ii) in which the amount of damages asserted exceeds $5,000.

         SECTION 3.7. Compliance with Applicable Law.

         Seller holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Authorities necessary for the lawful conduct of the Business in the same manner and extent to which it is currently conducted, except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not, individually or in the aggregate, have a Seller Material Adverse Effect. Seller has not been charged with or received notice of any violation of any Applicable Law relating to it, or the operation of the Business, nor, to the Knowledge of Seller, is there any threatened claim of such violation (including any investigation) or any basis therefor. The Business has been conducted in compliance with all Applicable Laws.

         SECTION 3.8. Labor Matters.

         (a) There are no pending or, to the Knowledge of the Seller, threatened charges, complaints, petitions or grievances before any Governmental Authority relating to or predicated upon a violation of Applicable Law regarding employment, employment practices or terms and conditions of employment, including charges of unfair labor practices, unlawful discharge, discrimination, harassment or hostile work environment with respect to any of the employees of the Business, nor to the Knowledge of Seller, is there any basis for any such charges, complaints, petitions or grievances. Seller is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Seller with respect to the Business. To the Knowledge of Seller, no activities or proceedings of any labor union to organize any employees of the Business have occurred. No strikes, slowdowns, work stoppages, or lockouts have occurred nor, to the Knowledge of Seller, have there been any threats thereof.

         (b) No key employee, or group of employees or any executive of the Business (A) has given notice of his or her intention to resign prior to the Closing Date or within 12 months after the Closing Date or, to the Knowledge of Seller, is intending to do so; or (B) would become entitled to any rights (including as to compensation) as a result of the entry into, or the consummation of, the transactions contemplated by this Agreement or any Related Agreement.

         SECTION 3.9. Intellectual Property and Information Technology.

         (a) All Intellectual Property currently used in the conduct of the Business is either owned by or validly licensed to Seller and is listed in
Section 3.9(a) of the Seller Disclosure Schedule.

         (b) To the Knowledge of Seller, the conduct of the Business as now conducted does not infringe any Intellectual Property of others.

         (c) All Information Technology used by Seller in the conduct of the Business and all material agreements or arrangements relating to the maintenance and support, security, disaster recovery management and utilization (including facilities management and computer bureau services agreements) of the Information Technology owned or used by Seller in the conduct of the Business are described in Section 3.9(c) of the Seller Disclosure Schedule.

         (d) All Information Technology currently used by or required to carry on the Business and fulfill the Assumed Contracts and commitments is either owned by or validly leased or licensed to Seller.

         (e) The Information Technology owned or used by Seller in the conduct of the Business has the capacity and performance necessary to fulfill the requirements it currently performs.

         SECTION 3.10. Brokers.

         No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

         SECTION 3.11. Material Contracts.

         (a) Section 3.11 of the Seller Disclosure Schedule lists all Contracts described in clauses (i) through (xiii) below that relate to the Business to which the Seller is a party or pursuant to which the Transferred Assets are otherwise bound and which have not, as of the date hereof, been terminated or fully performed ("Material Contracts"). A true, correct and complete copy of each such Material Contract has been made available to Buyer.

                  (i) any Contracts providing for a commitment of employment or consultation services;

                  (ii) any Contracts with any Person containing any provision or covenant prohibiting or materially limiting the ability of Seller to engage in any business activity or compete with any Person;

                  (iii) any Contracts pursuant to which any Lien (other than Permitted Liens) has been imposed on any Transferred Assets;

                  (iv) any Contracts (other than this Agreement) providing for
                  (i) the future disposition or acquisition of any of the Transferred Assets, and (ii) any merger or other business combination involving the Business;

                  (v) any Contract the terms of which include express provisions regarding confidentiality;

                  (vi) any Contract for the lease of personal property or Equipment constituting a Transferred Asset to or from any Person which provides for lease payments in excess of $5,000 per year;

                  (vii) any Contract that limits or contains restrictions on the ability of Seller to incur or suffer to exist any Lien, to purchase or sell any assets, to change the lines of business in which it participates or engages or to engage in any merger or other business combination;

                  (viii) any other Contracts that (A) involve the payment, pursuant to the terms of any such Contract, (1) by Seller of more than $5,000 annually or (2) to Seller of more than $10,000 annually and (B) cannot be terminated within ninety
                  (90) days after giving notice of termination without resulting in any material cost or penalty to Seller;

                  (ix) any Contract concerning the issuance of a permit, franchise or license which is material to the Business requiring an annual payment of $5,000 or more in fees, royalties or otherwise by Seller;

                  (x) any Contract the particulars of which are required to be furnished to any competition or regulatory authority and any undertaking that has been given or order made pursuant to any competition legislation or in response to any request for information or statement of objection from any Governmental Authority;

                  (xi) any bid, tender, proposal or offer which, if accepted, will result in Seller becoming a party to any agreement or arrangement in which the aggregate payments to be received or paid by Seller would exceed $10,000;

                  (xii) any Contract not otherwise described in any of clauses
                  (i) through (xi) above under which the consequences of a default or termination could reasonably be expected to have Seller Material Adverse Effect; and

                  (xiii) any material amendment to any of the Contracts described in this Section 3.11.

         (b) Each Material Contract is legal, valid, binding and enforceable by and against Seller in accordance with its terms, except to the extent such enforceability may be limited by applicable bankruptcy or other laws affecting creditors' rights, or by general equity principles, and is in full force and effect on the date hereof. Such Material Contracts are fully performable by Seller in accordance with their terms. Seller has performed all obligations required to be performed by it to date under each such Material Contract, and is not in default under any such Material Contract. No event has occurred which, with due notice or lapse of time or both, would constitute a default under any such Material Contract. To the Knowledge of Seller, no other party to any such Material Contract is in default of any Material Contract and no event has occurred which, with due notice or lapse of time or both, would constitute such a default, and otherwise there are no grounds for the termination or cancellation of such Material Contract by Seller.

         SECTION 3.12. Title to Assets and Continued Operation.

         (a) Upon consummation of the transactions contemplated by this Agreement, Seller will have sold, assigned, transferred and conveyed to Buyer, and Buyer will have acquired from Seller, good and marketable title to all of the Transferred Assets owned by Seller, free and clear of all Liens.

         (b) All of the property, assets, and rights included in the Transferred Assets are sufficient for Buyer to continue to operate the Business in the same manner as it is conducted currently and to perform the services of the Business, including in accordance with all of the requirements of the Assumed Contracts in effect on the Closing Date.

         (c) Maintenance contracts are in force for each Transferred Asset which it is normal to have maintained by independent or specialist contractors and for each asset which the Seller is obliged to maintain or repair under a leasing or similar agreement. Those assets have been regularly maintained in accordance with safety regulations required to be observed in relation to them and the provisions of any applicable agreement.

         SECTION 3.13. Insurance.

         As of immediately prior to the Closing, the assets, properties and operations of Seller are insured under various policies of insurance. To the Knowledge of Seller, there currently is no basis for an insurance claim by Seller under any of such policies.

         SECTION 3.14. Equipment.

         The Equipment is in good operating condition, ordinary wear and tear excepted.

         SECTION 3.15.  Absence of Changes

         Since the Balance Sheet Date, the Business has been conducted in the ordinary course consistent with past practices and there has not been:

         (a) any sale, lease, transfer, or assignment of any of the tangible or intangible assets, other than sales of services for a fair consideration in the ordinary course of the Business;

         (b) any Contract entered into other than in the ordinary course of the Business;

         (c) any acceleration, termination, modification, or cancellation of any Material Contract or other Contract;

         (d) any Lien other than a Permitted Lien created or imposed upon any of the Transferred Assets;

         (e) any cancellation, compromise, waiver, or release of any right or claim (or series of related rights and claims) included as Transferred Assets;

         (f) any material damage, destruction, or loss (whether or not covered by insurance) to the property of the Business, including the Transferred Assets;

         (g) any modification or change in the employment terms for any Transferred Employee;

         (h) any payment of any amount to any Person outside the ordinary course of the Business with respect to any Liability (excluding any costs and expenses incurred or which may be incurred in connection with this Agreement and the transactions contemplated hereby) which would constitute an Assumed Liability if in existence as of the Closing;

         (i) any change by Seller in its accounting principles, methods or practices or in the manner it keeps its books and records or any change by Seller of current practices with regard to sales, expenses, assets and liabilities;

         (j) any change in the practices of pricing or discounting for sales of products or services, ordering supplies, delivering products or services, accepting returns or honoring warranties, invoicing customers and collecting debts;

         (k) any deliveries or performance of services by Seller in connection with any backlog of orders other than in the ordinary course or as otherwise provided under the terms of any Assumed Contract with respect to such backlog;

         (l) any threat or notification, orally or in writing, by one or more of the distributors, customers or suppliers who, individually or in the aggregate, are material to the Business of an intention to terminate or materially alter their respective business relationships or any Assumed Contract, nor has any such termination or material alteration of such relationships or any Assumed Contract occurred;

         (m) any declaration or payment of any dividend or liquidating or other distribution in respect of the equity interests of the Seller or any direct or indirect redemption, purchase, or other acquisition or agreement to acquire any equity interests or other securities of the Seller.

         (n) any Contract by Seller with respect to any of the foregoing.

         SECTION 3.16.  Product Warranties, Defects and Liabilities.
                        -------------------------------------------

         There exists no pending or, to the Knowledge of Seller, threatened action, suit, inquiry, proceeding or investigation by or before any Governmental Authority relating to any product alleged to have been distributed or sold by the Seller to others, and alleged to have been defective or improperly designed or in breach of any express or implied product warranty and there exists no latent defect in the design or manufacture of any of the products of the

Business. There exists no pending or, to the Knowledge of Seller, threatened product liability or warranty claims relating to the Business, except to the extent reserved for on the face of the Balance Sheet, and to Knowledge of Seller, there is no reasonable basis for any such suit, inquiry, action, proceeding, investigation or claim. Section 3.16(i) of the Seller Disclosure
Schedule includes copies of the standard terms and conditions of sale of the products and services of the Business (containing applicable guaranty, warranty, and indemnity provisions). There are no express product or service warranties relating to the Business, except as may be set forth in the Assumed Contracts, and there are no implied product or service warranties relating to the Business.

         SECTION 3.17.  Affiliate Transactions.
                        ----------------------

         Seller is not a party to, or bound by, any Contract with any of its Affiliates, other than on arms-length terms which are no less favorable to Seller than those which could be obtained with a third party which is not an Affiliate and no Affiliate of Seller owns or otherwise has any rights to or interests in any asset, tangible or intangible, which is a Transferred Asset.

         SECTION 3.18.  Customers and Suppliers

         (a) Section 3.18(a) of the Seller Disclosure Schedule sets forth a complete and accurate list (with dollar volumes included) of (i) the ten largest customers (by dollar volume) of the products or services of the Seller during the twelve (12) month period ended December 31, 2004; and (ii) the ten largest suppliers (by dollar volume) of materials or services to the Seller during the twelve (12) month period ended December 31, 2004.

         (b) Except as described in Section 3.18(b) of the Seller Disclosure Schedule, there are no Contracts to which the Seller is a party under the terms of which (i) Seller is obligated to purchase any product or services from, or sell any product or services to, any other Person on an exclusive basis with respect to any geographic area or group of potential customers; or (ii) any other Person may be similarly obligated to Seller.

         SECTION 3.19.  Illegal Payments.
                        ----------------

         Neither Seller nor any of its directors, officers, employees or agents, has (a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person to assist in connection with any actual or proposed transaction or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office (i) which violates any Applicable Law, including but not limited to, the Foreign Corrupt Practices Act of 1977, as amended, or might subject the Buyer or its Affiliates to any Damages or penalties in any civil, criminal or governmental litigation or proceeding or (ii) the non-continuation of which has had or might have a Seller Material Adverse Effect or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

         SECTION 3.20.  Books and Records

         The books and all corporate (including minute books and stock records books) and financial records of the Business are complete and correct in all material respects and have been maintained in accordance with sound business practices and Applicable Law and other requirements and no notice has been received or allegation made that a register or book is incorrect or should be rectified.

         SECTION 3.21    Real Property

         Seller does not own any real property. Section 3.21 of the Seller Disclosure Schedules contains a list of all real property leased by Seller ("Leased Real Property").

         (a) Seller has delivered to Buyer correct and complete copies of the leases and subleases listed in Section 3.21 of the Seller Disclosure Schedule (as amended to date) which leases and subleases have not been amended or modified since the amendments furnished. With respect to each lease and sublease listed in Section 3.21 of the Seller Disclosure Schedule:

                  (i) Seller enjoys quiet possession under all such leases or subleases;

                  (ii) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                  (iii) all of the terms and conditions of each lease or sublease have been observed or performed in all material respects and, no party to any such lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time or both, would constitute a breach or default or permit termination, modification, or acceleration hereunder;

                  (iv) Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in any of the identified leaseholds or subleaseholds;

                  (v) all facilities leased or subleased thereunder have received all material approvals of Governmental Authorities required in connection with the operation thereof and have been operated and maintained by Seller in all material respects in accordance with Applicable Law; and

                  (vi) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities.

         (b) Except as would not, individually or in the aggregate, have a Seller Material Adverse Effect, there are no structural, electrical, mechanical, plumbing, roof, paving or other defects in any improvements located on the Leased Real Property.

         (c) All of the Leased Real Property is occupied solely by Seller and is being used exclusively for, and in connection with, the Business. None of the Leased Real Property is subject to any agreement, arrangement or understanding for its use by any Person other than Seller.

         SECTION 3.22    Environmental Compliance.

(i) All of the Leased Real Property is currently, and all real property previously, owned or leased or operated by the Seller was when so owned, leased or operated by Seller, in compliance with all Environmental Laws;

(ii) There has been no Release or Hazardous Discharge into, on, from or under any of the Leased Real Property or any real property formerly owned, leased or operated by the Seller;

(iii) There are no pending or, to the Knowledge of the Seller, threatened environmental actions against the Seller or against any of the owners or operators of any facilities that received solid waste or Hazardous Substances generated by the Seller in connection with the operation of the Business;

(iv) None of the assets and properties which have been or are now owned, leased or operated by the Seller, have been used by the Seller for the generation, storage, manufacture, use, transportation, disposal or treatment of Hazardous Substances, except in compliance with Environmental Laws;

(v) The Seller currently maintains all environmental permits necessary for the operation of the Business and the Seller has been and is in compliance with such environmental permits, and there are no legal proceedings pending nor threatened to revoke such environmental permits;

(vi) The Seller is not subject to any outstanding order or a party to any agreement with any Governmental Authority with respect to Environmental Laws or Remedial Action;

(vii) There are no claims, actions or proceedings by any employee of the Seller pending or to the Knowledge of the Seller threatened, based on alleged injury to such employee's health caused by exposure to any Hazardous Substance; and

(viii) Neither this Agreement nor the consummation of the transactions contemplated by this Agreement will impose any obligations for site investigation or cleanup, or to notify or obtain the consent of any Governmental Authority or third parties under any Environmental Laws (including any so-called "transaction-triggered" or "responsible property transfer" laws and regulations).

         SECTION 3.23.  Taxes.
                        -----

         Except as set forth in Section 3.23 of the Seller Disclosure Schedule, Seller has duly filed all Tax Returns required to be filed and paid all Taxes and other charges due, or claimed to be due, from Seller. There are no Liens for Taxes upon any of the Transferred Assets and there are no claims asserted for Taxes or assessments against Seller with respect to the Transferred Assets.

         SECTION 3.24  Investment Representations.

         (a) Investment Intent. Seller is acquiring all of the Shares for Seller's own account, for investment only and not with a view to, or for sale in connection with, a distribution thereof or any part thereof, within the meaning of the Securities Act of 1933 (the "Securities Act") or any applicable state securities or blue-sky laws;

         (b) Investor Status. The undersigned is an accredited investor as such term is defined under Rule 501 of Regulation D promulgated pursuant to the Securities Act ("Regulation D");

         (c) Intent to Transfer. Seller is not a party to or subject to or bound by any contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge the Shares or any part thereof to any person, and has no present intention to enter into such a contract, undertaking, agreement or arrangement;

         (d) Offering Exempt from Registration; Buyer's Reliance.

                  (i) Buyer has advised the Seller that the Shares have not been registered under the Securities Act or under the laws of any state on the basis that the issuance thereof is exempt from such registration;

                  (ii) Buyer's reliance on the availability of such exemption is, in part, based upon the accuracy and truthfulness of Seller's representations contained herein;

                  (iii) As a result of such lack of registration, none of the Shares may be resold or otherwise transferred or disposed of without registration pursuant to or an exemption therefrom available under the Securities Act and such state securities laws; and

                  (iv)    In furtherance of the provisions of this paragraph
                          (d), all of the certificates representing the Shares shall bear a restrictive legend substantially in the following form:


         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SHARES TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT."

         (e) Sophistication of the Seller. Seller has evaluated the merits and risks of acquiring the Shares and has such knowledge and experience in financial and business matters that Seller is capable of evaluating the merits and risks of such purchase, is aware of and has considered the financial risks and financial hazards of acquiring Shares, and is able to bear the economic risk of acquiring the Shares, including the possibility of a complete loss with respect thereto;

         (f) Access to Information. Seller has had access to such information regarding the business and finances of Buyer, including the filings of the Company with the SEC, the receipt and careful reading of which is hereby acknowledged by the undersigned, and has been provided the opportunity to discuss with the Buyer's management the business, affairs and financial condition of the Buyer and such other matters with respect to Buyer as would concern a reasonable person considering the transactions contemplated by the Agreement and/or concerned with the operations of the Buyer including, without limitation, pursuant to a meeting and/or discussions with management of the Buyer; and

         (g) No Guarantees. It never has been represented, guaranteed or warranted to Seller by Buyer, or any of its officers, directors, agents, representatives or employees, or any other person, expressly or by implication, that:

                  (i) Any gain will be realized by Seller from its investment in the Shares; or

                  (ii) That the past performance or experience on the part of Buyer, its predecessors or of any other person, will in any way indicate any future results of Buyer.

         SECTION 3.25.  Disclosure.
                        ----------

         The representations and warranties contained in this Article 3 (including the Seller Disclosure Schedule and any other schedules and exhibits required to be delivered by Seller to Buyer pursuant to this Agreement) and any certificate furnished or to be furnished by Seller to Buyer pursuant to this Agreement do not contain and will not contain any untrue statement of a material fact or omit to state any material fact necessary, in light of the circumstances in which they were made, in order to make such representations and warranties not misleading.


                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller as follows:

         SECTION 4.1. Organization.

         (a) Buyer is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Buyer is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Buyer Material Adverse Effect (as defined below). The term "Buyer

Material Adverse Effect" means any circumstance, change or effect that, individually or when taken together with all other such circumstances, changes or effects, is materially adverse to the business, operations or financial condition of Buyer and Parent taken as a whole or would materially impair the ability of Buyer to consummate the transactions contemplated hereby.

         SECTION 4.2. Authority Relative to this Agreement.

         Buyer has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid, legal and binding agreement of Buyer enforceable against Buyer in accordance with its terms.

         SECTION 4.3. Consents and Approvals: No Violations.

         (a) No filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery by Buyer of this Agreement or the consummation by Buyer of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Buyer Material Adverse Effect.

         (b) Neither the execution, delivery and performance of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Buyer, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms conditions or provisions of any Contract to which Buyer is a party or by which Buyer or any of its properties or assets may be bound or (iii) violate any Applicable Law binding on or applicable to Buyer or any of its properties or assets except, in the case of (ii) or
(iii), for violations, breaches or defaults which would not have a Buyer Material Adverse Effect.

         SECTION 4.4. Litigation.

         There are no judicial or administrative actions, proceedings or investigations pending or, to Buyer's knowledge, threatened that question the validity of this Agreement or any Related Agreements or any action to be taken by Buyer in connection with this Agreement or any such Related Agreements or that if adversely determined, would have a Buyer Material Adverse Effect.

         SECTION 4.5. Brokers.

         Except for a consultant retained by Buyer, no broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission from Buyer in connection with the transactions contemplated by this

Agreement based upon arrangements made by or on behalf of Buyer or any of its Affiliates.

         SECTION 4.6.  Disclosure.
                       ----------

         The representations and warranties contained in this Article 4 (including any schedules and exhibits required to be delivered by Buyer to Seller pursuant to this Agreement) and any certificate furnished or to be furnished by Buyer to Seller pursuant to this Agreement do not contain and will not contain any untrue statement of a material fact or omit to state any material fact necessary, in light of the circumstances in which they were made, in order to make such representations and warranties not misleading.

                                    ARTICLE 5
                                    COVENANTS

         SECTION 5.1. Additional Agreements; Reasonable Best Efforts.

         Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable best efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Agreement and the Related Agreements, including, without limitation, (a) contesting any legal proceeding challenging the transactions contemplated hereby or thereby, and (b) executing any additional instruments necessary to consummate the transactions contemplated hereby and thereby. If at any time after the Closing Date any further action is necessary to carry out the purposes of this Agreement or any Related Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

         SECTION 5.2. Public Announcements.

         The parties shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, and none of the parties shall issue any press release or make any public statement prior to obtaining the other parties' written approval, which approval shall not be unreasonably withheld, except that no such approval shall be necessary to the extent disclosure may be required by Applicable Law or Nasdaq rule applicable to Parent or any listing agreement of Parent.

         SECTION 5.3. Employee Benefits.

         (a) Offer of Employment. The parties hereto intend that there shall be continuity of employment with respect to the employees of the Business listed on
Schedule 5.3. Buyer shall offer employment at will, commencing on the Closing Date, to such employees (collectively, the "Transferred Employees"), and such offer employment to the Transferred Employees will be on substantially the same terms in the aggregate (including salary, fringe benefits, job responsibility and location but excluding employee stock ownership, stock option and incentive plans) as those provided to similar employees by Buyer (or its Affiliates) immediately prior to Closing to the extent permitted under Applicable Law and by the terms of Buyers benefit plans.

         (b) Welfare Plans - Claims Incurred; Pre-Existing Conditions.

                  (i) Notwithstanding any provision of this Agreement to the contrary, Seller shall retain responsibility for and continue to provide for payments with respect to all medical, life insurance, disability and other welfare plan expenses and benefits for each Transferred Employee with respect to claims incurred by such Transferred Employees or their covered dependents prior to the Closing Date. Notwithstanding any provision of this Agreement to the contrary, expenses and benefits with respect to claims incurred by Transferred Employees or their covered dependents on or after the Closing Date shall be the responsibility of Buyer. For purposes of this paragraph, a claim is deemed incurred when the services that are the subject of the claim are performed; in the case of life insurance, when the death occurs, in the case of long-term disability benefits, when the disability occurs and, in the case of a hospital stay, when the employee first enters the hospital.

                  (ii) With respect to any welfare benefit plans (as defined in Section 3(1) of ERISA) maintained by Buyer for the benefit of Transferred Employees on and after the Closing Date, Buyer shall, to the extent permitted under Buyer's plans, (A) use commercially reasonable efforts to cause there to be waived any pre-existing condition limitations (other than those limitations existing under Seller's welfare benefit plans) and
                  (B) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, such employees with respect to similar plans maintained by Seller (and its Affiliates) for their benefit immediately prior to the Closing Date.

         (c) Service Credit. Buyer will use commercially reasonable efforts to provide, for the purposes of eligibility and vesting (but not for benefit accrual) each Transferred Employee hired by Buyer with credit for all service with Buyer and its Affiliates to the extent possible under each employee benefit plan, program, or arrangement of Buyer or its Affiliates in which such employee is eligible to participate to the extent that the Transferred Employees are not paid in respect of such benefits due to their termination by Seller and re-hire by Buyer in accordance with the terms hereof; provided, however, that in no event shall any employee be entitled to any credit to the extent that it would result in a duplication of benefits with respect to the same period of service.

         (d) COBRA Matters. For purposes of continuation coverage required by
Section 4980B of the Code and Sections 601 through 608 of ERISA ("COBRA"), the Transferred Employees shall be considered to have undergone a termination of employment with Seller. It is the understanding and intention of Seller and Buyer that the health coverage to be afforded the Transferred Employees pursuant to Section 5.3(b)(ii) shall be coverage that, pursuant to ERISA, terminates any continuation coverage rights the Transferred Employees might otherwise have under COBRA as a result of termination of employment with Seller.

         SECTION 5.4. Expenses.

         Each of Buyer and Seller shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby and in connection with all obligations required to be performed by such party under this Agreement

         SECTION 5.5.  Certain Other Covenants

         If, following the Closing, it is necessary that Buyer or Seller obtain additional information relating to the Business prior to the Closing Date in order to properly prepare documents or reports required to be filed with Governmental Authorities or financial statements or other business purpose, and such information is within the other party's possession, Buyer or Seller, as applicable, will (at the requesting party's sole reasonable cost and expense) furnish or cause its representatives to furnish such information to the other party. Such information shall include, without limitation, the accounting and tax records of Seller and all agreements between Seller and any Person relating to the Business.

         SECTION 5.6.  Investment in Business.
                       ----------------------

         Buyer agrees to invest approximately $200,000 into the Business over the twelve-month period commencing on the Closing Date.


         SECTION 5.7  Additional Payments.

         Buyer shall pay to Seller an amount in cash of up to $250,000 thirteen months from Closing if the Business retains $480,000 in recurring revenue during the twelve month period commencing on the Closing Date and ending on the first anniversary thereof (the "Measurement Period"). For revenue from a customer to be considered "recurring," such revenue must have been received during the Measurement Period and there must be a reasonable expectation that such amount of revenue from such customer will be received during the twelve month period commencing on the day after the Measurement Period (i.e. the revenue from a one-time purchase by a customer during the Measurement Period will not constitute recurring revenue). Such payment shall be reduced proportionately if such recurring revenue falls below $480,000. At the time of such payment, Buyer shall provide to Seller a detailed schedule of the amount of recurring revenue retained by the Business and setting forth the calculation of the payment amount. If Seller does not object in writing to such schedule within ten days after receipt thereof, the schedule shall be final and binding upon all parties. In the event that Seller provides written notice of objection within such ten days, the parties shall attempt in good faith for a period of thirty days to resolve any such dispute. In the event that the parties are unable to resolve such dispute during such period, either party may commence an action against the other in accordance with the provisions of Section 8.4, in addition to any other rights or remedies such party may have.

         SECTION 5.8. Certain Payments.
                      ----------------

         Seller shall, within five days after the Closing Date, satisfy in full the liabilities related to the Business listed on Schedule 5.8 and shall deliver to Buyer within ten days after the Closing Date evidence of such satisfaction.

                                    ARTICLE 6
                                   TAX MATTERS

         SECTION 6.1. Taxes.

         Seller shall pay all transfer Taxes resulting from the transactions contemplated by this Agreement, of which Seller believes there are none.

         SECTION 6.2. Cooperation.

         Buyer and Seller shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all returns, reports and forms relating to Taxes, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all Taxable periods relating to Taxes. Each of Buyer and Seller recognizes that Buyer and Seller may need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by Seller or Buyer, respectively, to the extent such records and information pertain to events occurring prior to the Closing Date; therefore, Seller and Buyer each agrees, (a) to properly retain and maintain such records until such time as Buyer and Seller agree in writing that such retention and maintenance is no longer necessary and (b) to allow the other party and its agents and representatives, at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records as such party or its representatives may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at the expense of the requesting party.

         SECTION 6.3. Allocation of Taxes.

         All real and personal property taxes and similar ad valorem obligations levied with respect to the Transferred Assets for a taxable period that includes (but does not end on) the Closing Date shall be apportioned between Seller and Buyer as of the Closing Date based on the number of days of such taxable period included in the period on and prior to the Closing Date ("Pre-Closing Tax Period") and the number of days of such taxable period included in the period commencing after the Closing Date (the "Post-Closing Tax Period"). Seller shall be liable for the proportionate amount of such Taxes that is attributable to the Pre-Closing Tax Period, and Buyer shall be liable for the proportionate amount of such Taxes that is attributable to the Post-Closing Tax Period. Within a reasonable period after the Closing, Seller and Buyer shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 6.3, together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within ten (10) days after delivery of such statement. Thereafter, Seller shall notify Buyer upon receipt of any bill for personal property taxes relating to the Transferred Assets, part or all of which are attributable to the Post-Closing Tax Period, and shall promptly deliver such bill to Buyer, and Buyer shall pay the same to the appropriate taxing authority, provided that if such bill covers any part of the Pre-Closing Tax Period, Seller shall also remit to Buyer prior to the due date of assessment payment for the proportionate amount of such bill that is attributable to the Pre-Closing Tax Period. In the event that Seller or Buyer shall thereafter make a payment for which it is entitled to reimbursement under this Section 6.3, the other party shall make such reimbursement promptly, but in no event later than thirty (30) days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement. Any payment required under this Section 6.3 and not made within ten (10) days after delivery of the statement shall bear interest at the rate per annum determined, from time to time, under the provisions of Section 6621(a)(2) of the Code for each day until paid.

                                    ARTICLE 7

            SURVIVAL OF REPRESENTATIONS & WARRANTIES; INDEMNIFICATION

         SECTION 7.1. Survival of Representations and Warranties.

         Except as expressly provided in this Agreement, all representations and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall not terminate, but shall survive the Closing and continue in effect until two (2) years following the Closing Date; provided, however, that representations and warranties under Section 3.12 (as to title) shall remain in effect indefinitely and under Section 3.22 (Environmental) and Section 3.23 (Taxes) shall remain in effect until six (6) years following the Closing Date; and further provided, that any such representation or warranty as to which a claim shall have been asserted during such survival period shall continue in effect until such time as such claim shall have been resolved or settled.

         SECTION 7.2.  Survival of Covenants and Agreements.
                       ------------------------------------

         Except as expressly provided in this Agreement, all covenants and agreements made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall not terminate but shall survive the Closing.

         SECTION 7.3.  Indemnification by Seller.
                       -------------------------

         Seller shall indemnify and hold harmless Buyer and its Affiliates and their respective officers, directors, successors and assigns (the "Buyer Indemnified Parties") from and against any claims, Liabilities, losses, damages, actions, suits, proceedings, claims, demands, judgments, costs and expenses, including reasonable attorney's fees (any one such item being herein called a "Loss" and all such items being herein collectively called "Losses") which are caused by or arise out of:

         (a) any breach or default in the performance by Seller of any covenant or agreement of Seller contained herein or in any certificate delivered pursuant hereto at the Closing;

         (b) any breach of warranty or representation made by Seller contained in Article 3 of this Agreement or in any certificate delivered pursuant hereto at the Closing;

         (c) Pre-Closing Environmental Liabilities; or

         (d) any Excluded Liabilities.

         Such indemnification shall be made (A) by Buyer's recourse to and payment from the Escrow Fund held pursuant to the Escrow Agreement, (B) by the withholding by Buyer of any amount owing to Seller hereunder, and/or (C) by delivery of cash to Buyer by Seller or A. Sheree Graves to the extent that Buyer is not fully indemnified by recourse under (A) or (B) above.

         SECTION 7.4.  Indemnification by Buyer.
                       ------------------------

         Buyer agrees to indemnify and hold harmless Seller and its Affiliates and their respective officers, directors, successors and assigns ("Seller Indemnified Parties") from and against any Losses which are caused by or arise out of:

         (a) any breach or default in the performance by Buyer of any covenant or agreement contained herein or in any certificate delivered pursuant hereto or thereto or at the Closing;

         (b) any breach of warranty or representation made by Buyer contained in
Article 4 or in any certificate delivered pursuant hereto at the Closing;

         (c) the Assumed Liabilities; or

         (d) Buyer's conduct of the Business or the operation and use of the Transferred Assets, in each case from and after the Closing.

         SECTION 7.5.  Procedure; Notice of Claims.

         (a) Any indemnified party (the "Indemnified Party") seeking indemnification hereunder shall, within the relevant limitation period provided for in Section 7.1 above, give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnifying Party") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claims for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any agreement, certificate or instrument executed pursuant hereto or in connection herewith upon which such claim is based; provided, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; and provided further, that failure to give such notice promptly shall not relieve the Indemnifying Party of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

         (b) The Indemnifying Party shall have twenty (20) days after the giving of any Claim Notice pursuant hereto to (i) agree to the amount or method of determination set forth in the Claim Notice and to pay such amount to such Indemnified Party in immediately available funds (the "Dispute Settlement") or
(ii) to provide such Indemnified Party with written notice that it disagrees (and the reasons therefor) with the amount or method of determination set forth in the Claim Notice (the "Dispute Notice"). Within a thirty (30) day period after the giving of the Dispute Notice or if no such notice is given, the expiration of the twenty (20) day period set forth above without a Dispute Settlement, a representative of each Indemnifying Party and such Indemnified

Party shall negotiate in a bona fide attempt to resolve the matter without judicial intervention (the "Negotiation Period"). If, upon the expiration of the Negotiation Period, all of the Indemnified Party's claims in the Claim Notice are not resolved, the Indemnified Party may commence at any time thereafter such legal action or proceedings as it deems appropriate to enforce the indemnification obligation of the Indemnifying Party pursuant to this Article 7.

         SECTION 7.6.  Procedure - Third Party Claims.

         (a) Promptly after receipt by an Indemnified Party of notice of the commencement of any proceeding against it by a third Person ("Third Party Claim"), such Indemnified Party will, if a claim for indemnification is to be made against an Indemnifying Party, provide to the Indemnifying Party written notice of the commencement of such claim (together with copies of any legal papers served) but the failure to promptly notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such action is prejudiced (or made more expensive) by the Indemnified Party's failure to give such notice.

         (b) If any proceeding referred to in Section 7.6(a) is brought against an Indemnified Party and it gives notice to the Indemnifying Party of the commencement of such proceeding, the Indemnifying Party will be entitled to participate in such proceeding and, to the extent that it wishes (unless (i) the Indemnifying Party is also a party to such proceeding and the Indemnified Party upon the advice of counsel reasonably determines in good faith that a conflict or potential conflict exists such that joint representation would be inappropriate under applicable standards of professional conduct, or (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding), to assume the defense of such proceeding with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such proceeding, the Indemnifying Party will not, as long as it diligently conducts such defense, be liable to the Indemnified Party under this Article 7 for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by the Indemnified Party in connection with the defense of such proceeding, other than reasonable costs of investigation. If the Indemnifying Party assumes the defense of a Third Party Claim and subsequently determines that the Third Party Claim is not subject to indemnification by the Indemnifying Party hereunder, the Indemnifying Party shall give prompt notice of such fact to the Indemnified Party, after which the Indemnified Party shall have the right to reassume control of the defense of such claim; provided, that the failure by the Indemnifying Party to promptly notify the Indemnified Party of any such determination shall not result in any liability to the Indemnifying Party except to the extent that the Indemnified Party demonstrates that the defense of such action has been prejudiced (or made more expensive) by the Indemnifying Party's failure to give such notice. If the Indemnifying Party assumes the defense of a Third Party Claim and subsequently determines that such claim is not subject to indemnification by the Indemnifying Party hereunder, the Indemnifying Party shall have the right, following its delivery of the notice contemplated by the immediately preceding sentence, to withdraw from such defense, and such withdrawal shall not result in any liability to the Indemnifying Party except to the extent that the Indemnified Party demonstrates that the defense of such action has been prejudiced by the timing of the Indemnifying Party's withdrawal. If the Indemnifying Party assumes the defense of a proceeding, (x) no compromise or settlement of such claims may be effected by the Indemnifying Party without the Indemnified Party's consent (which consent will not be unreasonably withheld, delayed or conditioned) unless (A) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Party, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; and (y) the Indemnified Party will have no liability with respect to any compromise or settlement of such claims effected without its consent as may be required pursuant to clause (x) above. If notice is given to an Indemnifying Party of the commencement of any proceeding and within twenty (20) days after the Indemnified Party's notice is given, the Indemnifying Party does not give notice to the Indemnified Party of its election to assume the defense of such proceeding, the Indemnifying Party will be bound by any determination made in such proceeding or any compromise or settlement effected by the Indemnified Party to which the Indemnifying Party consents, which consent may not be unreasonably withheld, delayed or conditioned.

         (c) Notwithstanding the foregoing, if the exclusive remedy sought under a Third Party Claim is for injunctive relief for which an Indemnified Party may be liable, the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise, or settle such proceeding, but the Indemnifying Party, although still liable for the payment of all reasonable legal fees, costs and expenses incurred in connection therewith, will not be bound by any determination of a proceeding so defended or any compromise or settlement effected without its consent which may not be unreasonably withheld, delayed or conditioned. In addition, if a Third Party Claim seeks both injunctive or other non-monetary relief and monetary damages, the Indemnified Party may, by notice to the Indemnifying Party, participate in the defense of such proceeding at its own cost.

          (d) Notwithstanding anything to the contrary contained herein, the Indemnifying Party shall not be obligated to pay the fees and expenses of more than one counsel for the Indemnified Parties whenever the Indemnifying Party is required hereunder to pay the fees and expenses of counsel for the Indemnified Parties.

         SECTION 7.7.  Remedies.
                       --------

         Except as otherwise specifically provided in this Agreement, the Escrow or the Guaranty, the sole and exclusive remedy of the parties hereunder shall be restricted to the indemnification rights set forth in this Article 7, provided, however, that no party hereto shall be deemed to have waived any rights, claims, causes of action or remedies if and to the extent such rights, claims, causes of action or remedies may not be waived under Applicable Law or actual fraud is proven on the part of a party by another party hereto.

         SECTION 7.8.    Certain Limitations.

         (a) Notwithstanding any other provision in this Agreement to the contrary, the parties to this Agreement shall only be liable to indemnify each other for compensatory damages, and, accordingly, in the absence of actual fraud, neither party shall be entitled to recover from the other special, indirect, punitive or consequential damages pursuant to this Article 7 unless and then only to the extent that the same are components of a Third Person Claim for which an Indemnified Party is seeking indemnification hereunder.

         (b) The amount of any Losses recoverable by way of indemnification pursuant to Article 7 shall be calculated net of the insurance proceeds and any collection-related expenses actually received by the Indemnified Party from a third party insurer with respect thereto or any indemnification or contribution from any third Person. To the extent of any indemnification payment made by an Indemnifying Party hereunder, the Indemnifying Party shall succeed to all corresponding claims that the Indemnified Party may have and otherwise shall be subrogated to the rights of the Indemnified Party against its insurers and any other person or security in respect of such claims, and the Indemnified Party shall reasonably cooperate with the Indemnifying Party in seeking recovery under such claims. The Indemnifying Party shall be entitled to receive (or retain) any and all recoveries resulting from the exercise of any rights to which it has been subrogated (the "Subrogated Rights"), other than any amounts in excess of the sum of (i) the corresponding Losses actually paid by the Indemnifying Party to the Indemnified Party, (ii) the fees and expenses actually paid by the Indemnifying Party to any third parties in connection with the investigation or defense of the matters giving rise to such corresponding Losses, and (iii) the fees and expenses actually paid by the Indemnifying Party to any third parties in connection with the investigation or prosecution of the Subrogated Rights. The failure of the Indemnified Party to notify timely any applicable insurance carrier or potential third party indemnitor of such claim which results in actual prejudice to the Indemnifying Party shall constitute a defense by the Indemnifying Party to, or off-set against, any claim for indemnification by any Indemnified Party hereunder.

         (c) It is agreed that for the purpose of making a claim for indemnification, the expiration of any one survival period, as set forth in
Section 7.1, of certain representations and warranties shall not affect the ability to make any claim for indemnification hereunder under any other representations and warranties still surviving.


                                    ARTICLE 8
                                  MISCELLANEOUS

         SECTION 8.1. Entire Agreement; Assignment; Amendments and Waivers.

         (a) This Agreement (including the Seller Disclosure Schedule), and the Related Agreements constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings both written and oral between the parties with respect to the subject matter hereof and thereof. No representation, warranty, promise, inducement or statement of intention has been made by any party that is not embodied in this Agreement or such other documents, and none of the parties shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.

         (b) This Agreement may not be assigned by operation of law or otherwise without the written consent of the other party; provided, however, that Buyer may assign all of its rights and obligations under this Agreement to any Affiliate.

         (c) This Agreement may not be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may not be waived, except by a written instrument executed by all of the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

         SECTION 8.2. Validity.

          If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

         SECTION 8.3. Notices.

          All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to each other party as follows:

         if to Buyer:              Creative Socio-Medics Corp.
                                   3500 Sunrise Highway
                                   Great River, New York 11739
                                   Telecopier:
                                   Attention:  James Conway, CEO

         with a copy to:           Kramer, Coleman, Wactlar & Lieberman, P.C.
                                   100 Jericho Quadrangle
                                   Jericho, York, NY 11753
                                   Telecopier:  (516) 822-4824
                                   Attention:  Nancy D. Lieberman, Esq. or
                                   Kevin W. Waite, Esq.

         if to Seller to:          ContinuedLearning LLC
                                   146 2nd Street North
                                   Suite 306
                                   St. Petersburg, FL  33701
                                   Telecopier:
                                   Attention: A. Sheree Graves

         with a copy to:           Denis Cohrs
                                   2575 Ulmerton Road
                                   Suite 210
                                   Clearwater, FL 33762
or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         SECTION 8.4. Governing Law, Forum Selection, Jurisdiction.

         (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard or giving effect to the principles of conflicts of law thereof.

         (b) Each party agrees that any action, proceeding or claim it commences against the other party pursuant to this Agreement or any Related Agreement shall be brought in the United States District Court for the Southern District of New York, in New York, New York (or if subject matter jurisdiction is lacking in such court, the jurisdiction of the New York Supreme Court for the County of New York). Each party irrevocably and unconditionally commits to the in personam jurisdiction of such Court and waives, to the fullest extent permitted by law, any objections which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court, any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum and the right to object, with respect to any such suit, action or proceeding brought in such court, that such court does not have jurisdiction over the person of such party. In any suit, action or proceeding, each party waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail, addressed to such party at its address set forth in Section 8.3 hereof. Each party agrees that a final non-appealable judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding.



         SECTION 8.5.  WAIVER OF JURY TRIAL.
                       --------------------

         TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN RESPECT OF ANY ISSUE OR ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY RELATED AGREEMENT OR THE SUBJECT MATTER HEREOF, OR THEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8.5 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

         SECTION 8.6. Descriptive Headings.

          The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         SECTION 8.7. Parties in Interest.

         This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and nothing in this Agreement express or implied is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 8.8. Personal Liability.

         Except as may be provided in the Guaranty, this Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of Seller or Buyer or any officer, director, employee, agent, representative or investor of any party hereto, except in the event of actual fraud by such Person.

         SECTION 8.9. Specific Performance.

         The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the transactions contemplated hereby, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder (without the requirement of posting a bond).

         SECTION 8.10. Disclosure Generally.

         If and to the extent any information required to be furnished in any section of the Seller Disclosure Schedule is contained in this Agreement or disclosed in any section of the Seller Disclosure Schedule, such information shall be deemed to be included in any other section of the Seller Disclosure Schedule to the extent that such disclosure is specifically identified in such other section. The inclusion of any information in any section of the Seller Disclosure Schedule shall not be deemed to be an admission or acknowledgement by Seller, in and of itself, that such information is material to or outside the ordinary course of the business of Seller.

         SECTION 8.11.  Counterparts

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                                 CONTINUEDLEARNING LLC


                                                 By: /s/ A. Sheree Graves
                                                     ---------------------
                                                     Name:  A. Sheree Graves
                                                     Title: Managing Member



                                                 CREATIVE SOCIO-MEDICS CORP.


                                                 By: /s/ James L. Conway
                                                     --------------------
                                                     Name:  James Conway
                                                     Title: Chairman

                                SCHEDULE 2.1 (a)
                                    Equipment

Equipment List

Monitors
Westinhouse  19in Flat                           W19cm0445100731
NEC Multisync Monitor 19" 975BK                  2702818YA
Nec Multisync Monitor 19" 975BK                  2600149YA
Viewsonic A90F 19" Monitor                       32L02115870
Viewsonic A90F 19" Monitor                       32L021753795
Samtron 17" Monitor                              An17HMBTA09950P
KDS Multisync 17"                                1746AAA29142735

SERVERS
TapeBackup Server                                no serial
PIII Staging Server                              no serial


Desktops
HP Pavilion 8766C                                U513295169
Etower - used for File system                    qft9cl0002482
HP Pavillion 7920                                MX13469606
Gateway ATXAEG                                   2813254
Gateway ATXAEG                                   281325339

Telephone and Voicemail                          ne96053409

Printers
Hp Officejet 135                                 sg25i411hrc7297a
Minolta Magicolor 2400 Laser                     8321006002

VIEWSONIC Projector PJ501                        vPROj25ok8-1w

Software Licenses Owned                    Copies            Comments
MSDN Developer Subscription                                 1needs to be updated
Office2003                                                  5
WinXP Pro                                                   5
Swiftchart Generator                                        1Server version
Adobe 7.0 Professional                                      1
PhotoPaint                                                  2
Flash                                                       2
Articulate                                                  1

DOMAIN(s) -
www.continuedlearning.com



                                SCHEDULE 2.1 (b)
                                Assumed Contracts

     1. All agreements to provide services to the following customers:

CLL Contracts by Company: by Renewals (63 items)
------------------------------------------------

          Company                         Renewal amount         Term                   renewal date
          -------                         --------------         ----                   ------------


 *        Open Minds                        $24,000.00          36 months                03/01/05
          Smoky Mountain Center              $3,500.00          12 months                03/10/05
          Sacred Heart Rehabilitation        $5,500.00          12 months                03/22/05
 *        Meridian Behavioral Healthcare    $26,000.00          12 months                04/01/05
          ProtoCall                          $4,500.00          12 months                04/10/05
          FamilyLinks                        $6,000.00          12 months                04/11/05
          Denali Family Services             $7,500.00          12 months                05/03/05
          Life Management Center             $5,000.00          12 months                06/16/05
          Community Counseling               $7,500.00          12 months                06/18/05
          Ctrs of Chicago (C4
          Grand Prairie Services             $5,000.00          12 months                06/28/05
 *        Thresholds                        $17,000.00          12 months                06/29/05
 *        Community Services Group          $15,000.00          12 months                06/30/05
          Heritage Behavioral Health         $7,500.00          12 months                07/01/05
          Coleman Professional               $6,000.00          12 months                07/01/05
          Services, Inc.
          City of Alexandria - MHMRS         $7,500.00          12 months                07/01/05
          Cape Counseling                    $6,000.00          12 months                07/07/05
          Southeast, Inc.                    $7,500.00          12 months                07/19/05
          Peak Wellness Center               $7,500.00          12 months                08/19/05
          Southlake Center for               $5,000.00          12 months                09/15/05
          Mental Health
          Tri-City Comprehensive CMHC, Inc.  $5,000.00          12 months                09/24/05
          Geminus                            $6,000.00          12 months                10/05/05
          Chesterfield CSB                   $7,500.00          12 months                10/31/05
 *        Oaklawn Psychiatric Center, Inc.  $11,000.00          12 months                01/01/06
          Shiawassee County CMH              $6,000.00          12 months                01/11/06
 *        Grafton, Inc.                     $18,500.00          12 months                01/30/06
 *        PALMS / JWB                       $60,000.00          12 months                02/11/06
          PALMS - JWB - Operation PAR       Under JWB Contract  12 months                02/11/06
          PALMS - JWB - CASA                Under JWB Contract  12 months                02/14/06
          PALMS - JWB - Coordinated         Under JWB Contract  12 months                02/14/06
          Child Care
          PALMS - JWB - Family              Under JWB Contract  12 months                02/14/06
          Service Center
          PALMS - CBH / CSC - Child         Under JWB Contract  12 months                02/14/06
          Board Hillsborough Primary
          PALMS - JWB - PEMHS               Under JWB Contract  12 months                02/14/06

                                       39


          Company                         Renewal amount         Term                   renewal date
          -------                         --------------         ----                   ------------

          PALMS - JAX / CSC -               Under JWB Contract    12 months                02/14/06
          Jacksonville Primary
          PALMS - SLM / CSC - St.           Under JWB Contract    12 months                02/14/06
          Lucie/Martin Primary
          PALMS - JWB - YWCA of             Under JWB Contract    12 months                02/14/06
          Tampa Bay
          PALMS- JWB - The                  Under JWB Contract    12 months                02/14/06
          Children's Home
          PALMS - JWB - Sarasota            Under JWB Contract    12 months                02/14/06
          Family YMCA
          PALMS - JWB - Boley               Under JWB Contract    12 months                02/14/06
          Centers for Behavioral
          Health Care
          PALMS - JWB - Family              Under JWB Contract    12 months                02/14/06
          Resources
          Bay-Arenac Community               $5,500.00            12 months                02/20/06
          Mental Health
          The Chrysalis Center               $7,000.00            12 months                03/22/06
          Spectrum of Supportive             $2,050.00            12 months                04/01/06
          Services
          Southwest Counseling Center, Inc.  $6,000.00            12 months                04/29/06
          PeA - Center for Human            Under Mass Contract   36 months                11/01/07
          Development
          PeA - United Cerebral             Under Mass Contract   36 months                11/01/07
          Palsy of Metro Boston
          PeA - Amego, Inc.                 Under Mass Contract   36 months                11/01/07
          PeA - Project Cope                Under Mass Contract   12 months                11/01/07
          PeA - Charles River ARC           Under Mass Contract   36 months                11/01/07
          PeA - CMARC                       Under Mass Contract   36 months                11/01/07
          PeA - Community Care              Under Mass Contract   36 months                11/01/07
          Services
          PeA - Pine Street Inn             Under Mass Contract   36 months                11/01/07
          PeA - Seven Hills                 Under Mass Contract   36 months                11/01/07
          Foundation
          PeA - NFI Massachusetts           Under Mass Contract   36 months                11/01/07
          PeA - Riverside Industries        Under Mass Contract   36 months                11/01/07
          PeA - St. Mary's Women &          Under Mass Contract   36 months                11/01/07
          Children
          PeA - The Key Program             Under Mass Contract   36 months                11/01/07
          PeA - Tapestry Health             Under Mass Contract   36 months                11/01/07
 *        Mass. Council of Human            $150,000.00           36 months                11/01/07
          Service Providers
          PeA - Center for Living           Under Mass Contract   36 months                11/01/07
          & Working, Inc.
          PeA - The Children's              Under Mass Contract   36 months                11/01/07
          Study Home
          PeA - Community Resources         Under Mass Contract   36 months                11/01/07
          for Justice
          PeA - Greater Lynn                Under Mass Contract   36 months                11/01/07
          Mental Health &
          Retardation Association
          PeA - Servicenet                  Under Mass Contract   36 months                11/01/07

2.       Agreement with Hurricane Electric for server hosting dated April 5,
         2004.

3. Agreement with T-Mobile for cellular telephone service having a remaining term of approximately 30 months. Such agreement includes cellular service for employee mobile telephones.

4.       Lease agreement as disclosed in Schedule 3.21.

5. Standard month to month agreements for required office services, including, but not limited to local, long distance, incoming and outgoing telephone service, telephone answering service, copier maintenance, postage dispensing and other such cancelable services.

                                  SCHEDULE 2.7
                                Price Allocation


Category                                                      Amount
--------                                                      ------
Equipment and Office Supplies                                 $17,000.00
Third Party Software Licenses

Intellectual Property/Customer List                           388,000.00(1)

Noncompetition Agreement                                      25,000.00

Total                                                         $430,000.00


----------
(1) Assumes the value of the common stock is $9.00 per share. The actual amount shall be determined post-closing.

                                  SCHEDULE 3.1
                          Jurisdiction Of Good Standing


Seller is authorized to conduct business in the State of Florida.
                                                ----------------

                                 SCHEDULE 3.4(a)
                              Financial Statements


Attached hereto as Exhibits 3.4(a) are copies of the financial statements of the Seller as of and for the period ending December 31, 2004.

                                SCHEDULE 3.4 (c)
                                   LIABILITIES


Liabilities not disclosed on the Balance Sheet of Seller.
---------------------------------------------------------

1. The obligation to provide services to the customers of the Seller from the date of this Agreement through the date of the renewal, if any, of the customer contract. See Disclosure Schedule 2.1(b).

                                 SCHEDULE 3.9(a)
                              Intellectual Property

         See Schedule 2.1(a)

         ContinuedLearning Management Systems Software

                                 SCHEDULE 3.9(c)
                             Information Technology
                             And Related Agreements


1. Agreement with Hurricane Electric for server hosting dated April 5, 2004.

2. See Schedule 2.1(a).




                                  SCHEDULE 3.11
                               Material Contracts



         1. See Schedule 3.18(b)

         2. See subsection 1 of Schedule 2.1(b)

         3. See Schedule 3.21

         4. See below contracts.


Contracts where CLL has a financial liability.
----------------------------------------------

              Document Name         Description                    Renewal       Renewal             Document
              -------------         -----------                    -------       -------             --------
                                                                   Date          Price
                                                                   ----          -----
Association Agreements (4 items)
--------------------------------

 *        MHCA Royalty              5% royalty on first year                                          MHCA.pdf
                                    sales to membership
 *        Pennsylvania Providers    5% royalty                    4/30/2005                           PCPA.pdf
 *        OHIO COUNCIL              3%Royalty on sales to         03/18/2006                          CL_Contract_2-24-05.doc
                                    membership
 *        New Jersey Council        3% Royalty on sales to        4/30/2005                           pending
                                    membership
CE Approvals (6 items)
----------------------
          NAADAC Approval           Additions Therapists          5/31/2005        100.00             NAADAC.pdf
          NCCBH Approval            Counselors                    04/31/2005      $100.00             NBCC.pdf
 *        American Psychological    Application document          05/1/2005      $1000.00             APAApplication.doc
          Association               2005 - approved
                                    March 18, 2005
          OHIO Board                Counselors, SW, Marriage      02/01/2006       250.00             ohio sw board.pdf
                                    and Family Therapists
          California Board          Counselors and Social Workers 2/01/2006        250.00
 *        Florida Dept Health       Nursing, Social Work,         3/31/2005        500.00
                                    Counselors
Content Licenses (3 items)
--------------------------

 *        MINKOFF                   Dual Diagnosis content        12/31/2005     ~$2500.00            MINKOFF.pdf
 *        USF agreement             Clinical content - we have    01/01/2006      $7,500.00           USF.pdf
                                    and exclusive to resell
                                    this content.
 *        SIDERIS CORPORATION       This is the content           03/01/2005     $10,000.00           sideris.pdf
                                    licensing agreement for
                                    the GTSLEARNING content
                                    for softskills and
                                    technology courses.
 *        BLR (Business and Legal   This is a new content         4/15/2005      $21,000.00
          Reports)                  licensing agreement for
                                    HR and safety and HIPAA
                                    training content. $10,500
                                    payable with contract
                                    $10,500 payable in six months.
Data Center Contracts (1 item)
------------------------------
          data center contract      Hurricane Electric is         Signed         500.00               datacenter.pdf
                                    month-to-month -              4/05/2004



              Document Name         Description                    Renewal       Renewal             Document
              -------------         -----------                    -------       -------             --------
                                                                   Date          Price
                                                                   ----          -----

Reseller Contracts (1 item)
---------------------------
          CMHC Contract             This was signed in 2001       05/08/2005     cancelled            CMHC.pdf
                                    and was assigned to
                                    ContinuedLearning in
                                    2003 - cancelled by CLL in
                                    April, 2005

Monthly expenses
----------------
          TMobile                   Cellular for employees        Monthly        250.00
          Sprint Long Dist          Long distance phone           Monthly        300.00
          Verizon                   Local phone                   Monthly        250.00
          Palais Royale             Rent and parking              Monthly        3000.00
          Waterboy                  Office water                  Monthly          50.00
          MAP                       Answering Service             Monthly         240.00
          Brighthouse               Internet Cable                Monthly        ~250.00
          Intranets                 Our database intranet         Monthly          95.00
                                    for customer project
                                    management
          Constant Contact          Email list manager            Monthly          50.00
          Progress Energy           Electric                      Monthly         150.00              Varies


                                SCHEDULE 3.16 (i)
                     Standards Terms and Conditions of Sale

See Below Standard Agreement

            STANDARD LICENSE CONTRACT (FOR A LIST OF OUR WARRANTIES)

                                LICENSE AGREEMENT


This is a license agreement (the "Agreement") between ContinuedLearning, LLC ("CLL") located at PO Box 76419, 146 2nd Street North, Suite 306, St. Petersburg, FL 33701 and the undersigned individual user or healthcare provider ("Licensee") who uses the ContinuedLearning Training Products. This Agreement gives Licensee the right to use the ContinuedLearning Training Products by installing, registering and using the ContinuedLearning Training Products from ContinuedLearning's web sites, to access and to use the online storage facility for electronic training records (the "Online Data Storage") and any related content (the "Content") and services made available by ContinuedLearning (collectively, the "Training Products"). The license CLL granted to Licensee is conditioned on Licensee agreeing to and abiding by all the terms and conditions in this Agreement. Each subsequent installation of or order placed by Licensee for the Training Products or Technical Data will also be subject to these terms and conditions.

1.       DEFINITIONS
         As used herein, the terms set forth below shall have the following respective meanings:
         1.1. "CLL " shall mean ContinuedLearning, LLC, a Florida corporation.
         1.2. "Licensee" shall mean the entity or individual, either on the individual's behalf or on behalf of the entity that individual represents, who installs the Training Products or otherwise agrees to be bound by the terms and conditions contained in this Agreement. Further, each individual representing an entity represents and warrants that he/she has the authority to bind the entity to the terms and conditions of this Agreement.
         1.3. "Distributor" shall mean any representative designated by CLL as a distributor of CLL products. During any period when no Distributor is appointed in Licensee's territory, "Distributor" will mean "CLL" or its other designee.
         1.4. "Training Products" shall mean the software and/or other training products delivered by CLL or Distributor to Licensee and may include software licensed from third parties, together with other software and/or other products subsequently delivered to Licensee by CLL or Distributor and all updates and upgrades of the same provided to Licensee by CLL or Distributor, all as described on the Order Acknowledgment form delivered by Licensee to CLL.
         1.5. "Technical Data" shall mean the published user manuals included with the Training Products, and any other materials provided to Licensee by CLL or Distributor to supplement the published user manuals.
         1.6. "Named User" shall mean an individual employed by Licensee who is authorized to use the Training Products.
         1.7. "Concurrent User" shall mean an individual employed by Licensee who is authorized to use the Training Products concurrently with other employees of Licensee as part of a group of users.
         1.8. "Named Developer" shall mean an individual employed by Licensee who is authorized to use and to develop the Training Products in accordance with Section 5 of this Agreement.
         1.9. "Processor" shall mean microprocessors, which may execute the Training Products in a server Computer. The number of Processor licenses for the Training Products must equal the number of microprocessors, which may execute the Training Products contained in the server Computer. Use of the Training Products via Processor(s) is limited to deployment only.
         1.10. "Computer" shall mean a stand-alone server Computer containing one or more microprocessors. Use of the Training Products on any Computer is limited to deployment only. Some Training Products are licensed by the "Server" which, for the purposes of this Agreement, means a Computer. "Concurrent Device" shall mean any input devices used for accessing Computer(s) that host the Training Products. The number of Concurrent Devices shall be the maximum number of input devices that can access Computer(s) at any one time. Use of the Training Products via a Concurrent Device is limited to deployment only. Some Training Products are licensed by the "Client" which, for the purposes of this Agreement, means a Concurrent Device.
2.       LICENSE GRANT, AUDIT RIGHTS
         2.1. CLL grants to Licensee, and Licensee accepts from CLL, a non-exclusive license, without right to sublicense, to use the Training Products and Technical Data; provided, however, that such use of the Training Products and Technical Data shall be limited to use by the type, edition and number of users or in the manner for which payment has been made.
         2.2. Licensee shall not allow the unauthorized use of the Training Products and Technical Data and will first notify CLL and pay any additional charges pursuant to CLL 's then current price list for any additional use.
         2.3. Licensee shall keep accurate records of all activity with respect to use of the Training Products by Licensee, including, without limitation, all editions of the Training Products used, the number of users accessing the Training Products, the number of Processors, and the number of Concurrent Devices accessing Computer(s). Licensee shall provide CLL with summaries of such records upon request. At any time during the term of this Agreement, CLL shall

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                  have the right to audit Licensee's records in order to verify that Licensee is limiting use the Training Products in accordance with this Agreement. If any audit reveals that Licensee is not limiting use of the Training Products in accordance with this Agreement, Licensee shall pay CLL any underpaid license fees at CLL 's then current rates within thirty days of notification of such underpayment.
         2.4.     EVALUATION, TESTING, PARTNER AND EDUCATION LICENSE GRANTS
                  CLL may grant Licensee a temporary right to use certain Training Products for evaluation and testing purposes only and not for commercial use. Upon completion of any evaluation period, Licensee shall immediately cease use of the evaluation Training Products and return the evaluation Training Products and all related evaluation materials to CLL. CLL may grant Licensee a temporary right to use the Training Products for non-profit, noncommercial, academic uses, including classroom and laboratory uses, and not including, (a) administrative uses for the provision of services or information to third parties for compensation for any kind, or (b) projects funded by grants ("Educational Purpose"). Any such Educational Purpose license granted to Licensee is limited to a one-year license from the date of shipment to Licensee. One-year renewal of such license occurs when Licensee pays any renewal fee to CLL or its Distributor. Except as otherwise provided in this section, the remaining terms and conditions of this Agreement apply.
3. OWNERSHIP - Title to and ownership of the Training Products, including all copies thereof, and all rights therein including trade secrets, trademarks, patents, and copyrights, shall remain with CLL - USA or its licensors. No title or ownership of the Training Products or any part or modification thereof is transferred to Licensee.
4.       PROPRIETARY NOTICES
         4.1.      Licensee shall not remove or alter CLL's or any third party's ownership, trademark, copyright, or other proprietary notices on the Training Products or Technical Data.
         4.2.      Where applicable, the Training Products and Technical Data shall be marked with an appropriate legend under the Federal
                   Acquisition Regulations (FAR) or other similar regulations.
5.       USE RESTRICTIONS
         5.1.      Licensee shall not modify, adapt, translate, reverse
                   engineer, decompile, or disassemble the Training Products.
                   Licensee agrees not to develop derivative works, which are intended to be functionally equivalent substitutes for the
                   Training Products or any part thereof unless permission is granted by CLL.
         5.2.      Notwithstanding the foregoing, Licensee may, through Named
                   Developers only, modify the Training Products to the extent necessary in connection with Licensee's creation of
                   applications for the Training Products, provided that such permitted modifications shall be for Licensee's internal use only, and Licensee shall not sell, distribute or otherwise provide access to such modifications to any third party. Such permitted modifications shall be deemed to be part of the
                   Training Products, which may be used by Licensee only in
                   accordance with this Agreement. CLL shall be the sole owner of any modifications to the Training Products.  Licensee
                   acknowledges that no computer software is error free. The
                   Training Products were not designed for use with applications for which errors, bugs or malfunctions in the Training
                   Products could cause personal injury or death, property or environmental damage, or economic loss, including without
                   limitation use in hazardous environments requiring fail-safe performance, including without limitation the operation of nuclear facilities, aircraft navigation or communication
                   systems, air traffic control, direct life support machines, or weapons systems, and Licensee will not use the Training
                   Products for any such applications.  Licensee shall be solely responsible for taking all precautions, such as data backup, testing and error detection procedures, which are necessary in order to insure that errors in the Training Products and the applications using the Training Products do not cause
                   adverse consequences.
6.       COPY RESTRICTIONS
         6.1.      Licensee shall not copy Training Products or Technical Data except as required for use of the Training Products or
                   Technical Data as provided in this Agreement, and for
                   archival storage to assure against loss. Licensee must
                   reproduce and include all copyright notices and other
                   proprietary notices on each copy. In no event shall Licensee provide copies of, or access to, the Training Products or
                   Technical Data to any third party.
7.       KEY FILES
         7.1.      Licensee acknowledges that the Training Products licensed
                   hereunder may contain Key Files, which are a form of
                   disabling code. For the purpose of this paragraph, "disabling code" means computer code which interferes with the normal operation of the Training Products in order to (a) prevent unauthorized use of the Training Products or (b) provide
                   limited use of the Training Products if the Training Products
                   are issued for evaluation, testing, partner or educational
                   purposes.   At the request of Licensee, CLL will provide
                   reasonable advice and assistance to Licensee with respect to any Key File in order to ensure that the existence of such code does not interfere with Licensee's authorized use of the Training Products.
8.       CONFIDENTIALITY
         8.1.      The Training Products and Technical Data constitute highly valuable property of CLL and contain trade secrets and confidential information owned by CLL. Licensee shall observe complete confidentiality with respect to the Training
                   Products, Technical Data and all performance data. Licensee also understands and acknowledges that it will receive confidential information from CLL in connection with this Agreement related to the Training Products, which is marked as "confidential" by CLL. Licensee shall not disclose such information to any third party, except for its employees with a need for access to the information, or use the information for any purpose not contemplated or permitted under this Agreement. Licensee shall take reasonable steps to insure that its employees who receive the information understand and acknowledge the obligations of confidentiality. The obligations of confidentiality imposed upon Licensee under this Agreement shall survive the termination or cancellation of this Agreement. If an employee, former employee or any other person affiliated with Licensee breaches the obligations of confidentiality provided for in this section, Licensee agrees to give CLL reasonable assistance in enforcing its rights against such person.
         8.2.      Notwithstanding the foregoing, Licensee shall have no
                   obligation to hold any information in confidence to the extent that Licensee can show by documentary evidence that such information: (a) is already known to Licensee at the time it is obtained by Licensee from CLL, free from any obligations to hold such information in confidence; (b) is or becomes publicly known through no wrongful act of Licensee; (c) is rightfully received from a third party without restriction and without breach of any obligation to CLL or its suppliers; or (d) is independently developed by Licensee without use of any confidential information of CLL or its suppliers.
9.       PAYMENT
         9.1.      If Training Products are ordered through a Distributor,
                   Licensee shall pay Distributor for the Training Products in\ accordance with the payment and delivery terms established by Distributor. Otherwise, full payment is due to CLL per the terms set in Schedule I, attached here. Amounts are payable in U.S. Dollars or a currency previously agreed to between the parties, by check, money order, or by electronic

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

                   funds transfer payable to CLL as instructed. All taxes, duties and fees, if any, are to be paid by Licensee, except for taxes on the income or revenue of CLL. CLL reserves the right to modify the credit terms applicable to this Agreement at any time.
10.      TERM AND TERMINATION
         10.1. The term of this Agreement shall commence upon installation of the Training Products or written execution of this Agreement, whichever occurs first. And is twelve months. At thirty days prior to the end of the agreement, customer shall have the right to terminate the agreement or renegotiate the pricing and courses selected.
         10.2. Either party may, by written notice, terminate this Agreement at the renewal date with 30 days written notice.
         10.3. Either party may, by written notice, terminate this Agreement if the other party fails to remedy any default under this Agreement within 30 days of receipt of written notice specifying such default; provided, however, that failure to make timely payment is not subject to this cure requirement.
         10.4. Upon termination of this Agreement for any reason, all licenses granted hereunder shall terminate, and Licensee shall immediately cease use of and shall return to CLL all copies of the Training Products and Technical Data.
11.      DELIVERY (also to mean website setup and deployment)
         11.1. CLL shall deliver Training Products or Technical Data ordered by Licensee as soon as practical after CLL 's acceptance of Licensee's order, but no later than 30 days after order unless otherwise agreed to in writing by CLL and Licensee.
         11.2. If Distributor is appointed in the territory, Distributor shall deliver Training Products to Licensee as soon as practical after order is placed.
12.      SUPPORT
         12.1. Maintenance and support for the Training Products must be purchased separately from CLL or Distributor.
13.      WARRANTY; LIMITATION OF LIABILITY
         13.1. CLL warrants that the Training Products will perform reasonably in accordance with the specifications published in the Technical. CLL does not warrant that the Training Products will meet Licensee's requirements or that its operation will be uninterrupted or error free.
         13.2. During the warranty period, CLL shall attempt to diagnose, verify and correct errors or defects in the Training Products that are identified in writing by notice to CLL, and any corrections for errors or defects may, at CLL 's election, be delivered directly to Licensee by means of a patch, workaround or similar fix or be incorporated in subsequent updates delivered to Licensee provided that Licensee has purchased maintenance and support services.
         13.3. CLL 's warranty obligations shall not apply with respect to problems caused by modification to the Training Products by Licensee or if Licensee has not purchased maintenance and support services from CLL or Distributor. Nothing in this section will relieve Licensee of its obligation to pay any appropriate maintenance and support fees.
         13.4. CLL 's liability to the Licensee for all damages, costs, claims, or demands incurred or suffered by or awarded against Licensee arising directly or indirectly out of the performance or any breach of this license shall in no event exceed the total amount paid to CLL under this Agreement.
         13.5. THE WARRANTY CONTAINED IN THIS SECTION IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. CLL SHALL NOT BE RESPONSIBLE TO LICENSEE OR TO ANY THIRD PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER IN CONTRACT OR TORT, DUE TO ANY FORESEEN OR UNFORESEEN CAUSE FROM LICENSEE'S OR ANY THIRD PARTY'S USE OR THE PERFORMANCE OF THE TRAINING PRODUCTS UNDER THIS AGREEMENT.

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14.      PRE-RELEASE SOFTWARE
         14.1. CLL may provide Licensee with pre-release versions of its software. All pre-release versions provided will be considered Training Products for the purposes of this Agreement and be subject to the terms and conditions of the applicable CLL Beta Program.
15.      INDEMNITY BY CLL
         15.1. CLL agrees to indemnify Licensee, as limited by this paragraph, with respect to any suit, claim or proceeding brought against Licensee alleging that the Training Products constitutes an infringement of any valid United States copyright. CLL agrees to defend Licensee against any such claims and to pay litigation costs, reasonable attorney's fees, and damages awarded by a court of competent jurisdiction if, and only if, Licensee promptly gives notice to CLL of any such suit, claim or proceeding and cooperates with CLL in the defense or settlement of such suit, claim or proceeding; and provided that CLL shall have sole control thereof.
         15.2. If a claim or allegation is made, or in either party's judgment is likely to arise, Licensee agrees that CLL may, at CLL 's option, (i) procure for Licensee the right to continue using the portion of the Training Products enjoined from use;
                   (ii) replace or modify the Training Products so that Licensee's use is not subject to any such injunction; or
                   (iii) accept return of the infringing Training Products to CLL, and in the event of such return, refund the license fee paid for such Training Products. CLL shall have no further liability or obligations arising from or copyrights under this Agreement.
         15.3. The indemnity obligations under this Section 16 shall not apply to claims to the extent that they arise from any modification or alteration of the Training Products by any party other than CLL.
16.      INDEMNITY BY LICENSEE
         16.1. Licensee acknowledges that CLL has no knowledge of, or control over, the use of the Training Products by Licensee. Licensee agrees to defend, indemnify and hold CLL harmless with respect to any suit, claim or proceeding brought against CLL alleging that use by, or under authority of, Licensee of the Training Products caused personal injury, property damage, or economic loss.
17.      GENERAL
         17.1. This Agreement and the other documents referred to in this Agreement constitute the entire agreement between the parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement. This Agreement may be amended only by a written instrument stating an intention to modify this Agreement and signed by duly authorized representatives of the parties to be bound.
         17.2. Failure by either party at any time to require performance by the other party or to claim a breach of any term or condition of this Agreement shall not be construed as affecting any subsequent breach or the right to require performance with respect thereto or to claim a breach with respect thereto.
         17.3. Licensee may not assign this Agreement without the prior written permission of CLL.
         17.4. If any provision in this Agreement may be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the meaning of such provision shall be construed so as to render it enforceable to the extent feasible. If no feasible interpretation would save such provision, it shall be severed from this Agreement and the remainder shall remain in full force and effect. However, in the event such provision is considered an essential element of this Agreement, the parties shall promptly negotiate alternative, reasonable equivalent, enforceable terms.
         17.5. For all Agreements between CLL and a Licensee, the rights and obligations of the parties and all interpretations and performance of this Agreement shall be governed in all respects by the laws of the State of Florida without regard to rules concerning the conflict of laws. For all Agreements between other CLL entities and a Licensee, the provisions of the 1980 UN Convention on Contracts for the International Sale of Goods shall apply to this Agreement.
         17.6. Section headings are inserted for convenience only and shall not be used in any way to construe the terms of this Agreement.
         17.7. In the event that suit or other action is instituted to interpret or enforce this Agreement, the prevailing party shall be entitled to recover its attorney fees, including those incurred on appeal, as determined by the court.
         17.8. Licensee warrants that it is not domiciled in, a citizen, national or resident of, and is not under the control of the government of Cuba, Iran, Libya, North Korea, Syria, Sudan, nor any other country or any distributee to which the United States has prohibited export.
         17.9. All notices permitted or required by this Agreement will be delivered in a manner in which a receipt is obtained, including confirmed facsimile, to the headquarters office of the CLL entity from which Licensee licensed the product and to Licensee at the location to which the Training Products were delivered.
         17.10. This provision applies for any Training Products acquired directly or indirectly on behalf of a unit or agency of the United States Government, whether that unit or agency be civilian or part of the Department of Defense. The Training Products (i) have been developed exclusively at private expense, are existing computer software and no part of them were developed with government funds; (ii) are the commercial property and trade secret of CLL under copyright, patent, trade secret or other applicable state and federal laws;
                   (iii) are submitted with "restricted rights" in accordance with Commercial Software- Restricted Rights clause at 52.227-19 of the Federal Acquisition Regulations, except that the government agency shall not have the right to disclose the Training Products to support service Contractors or their subcontractors without CLL 's prior written consent;
                   (iv) in all respects are proprietary data of CLL; and (v) are unpublished and all rights are reserved under the copyright laws of the United States and applicable international conventions.


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                                SCHEDULE 3.18 (a)
                        Ten Largest Customers and Vendors

         1. See the customers listed on Schedule 2.1(b) marked with an asterisk.
         2. See the vendors listed on Schedule 3.11 marked with an asterisk.


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                                SCHEDULE 3.18 (b)
                               Exclusive Contracts

         Agreement with Massachusetts Council of Human Service Providers requires said customer to have exclusive rights to resell Seller product to human service organizations located within the State of Massachusetts through November 2007.



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                                  SCHEDULE 3.21
                              Real Property Leases

         Lease dated April 1, 2005 between ContinuedLearning, LLC, as tenant and Palais Royale as Landlord for office space located at 746 2nd Street North, Suite 301, St. Petersburg, FL 33701, for a term of three years.




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                                  SCHEDULE 3.23
                                   Tax Matters

Unpaid taxes are no more than $1,000. Seller shall discharge this liability.




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                                  SCHEDULE 5.3
                              Transferred Employees

     A. Sheree Graves
     Daniel Breckenridge
     Michael Lawless
     Gaelynn Thurman


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                                  SCHEDULE 5.8
                 Liabilities to be Paid After Closing By Seller


                                                                 Amount
                                                                 ------
     1. Payroll taxes                                           $15,000

     2. Attorneys Fees                                          $15,000

     3. Monthly operating expenses through             Less than $5,000
        closing for the current month.

     4. Accounts payable to Open Minds which
        is subject to offset by account
        receivable retained by Seller.
        This obligation will not be paid by Seller until collection or other resolution of the account receivable due Seller.